UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 14a-12

RESOLUTE FOREST PRODUCTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montréal, Québec

H3C 2M1 Canada

April 6, 2018

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of Resolute Forest Products Inc. on Friday, May 25, 2018, at 10:00 a.m. (Eastern), in the Lecture Theatre of Confederation College at 1450 Nakina Drive, Thunder Bay, Ontario, Canada. The accompanying notice of annual meeting and proxy statement contain the details of the business to be conducted at the meeting.

In addition to the formal items of business to be brought before the meeting, we will report on our business and respond to stockholder questions.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Resolute’s annual report for 2017 is included in this package, and we urge you to read it carefully.

We look forward to seeing you at the annual meeting.

Sincerely,

Yves Laflamme

President and chief executive officer

Bradley P. Martin

Chair of the board

Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montréal, Québec

H3C 2M1 Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2018

April 6, 2018

Dear Stockholder:

The 2018 annual meeting of stockholders of Resolute Forest Products Inc. will be held on Friday, May 25, 2018, at 10:00 a.m. (Eastern), in the Lecture Theatre of Confederation College at 1450 Nakina Drive, Thunder Bay, Ontario, Thunder Bay, Ontario, Canada, for the purpose of voting on the following matters:

1.	the election of directors for the ensuing year;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2018 fiscal year;

3.	an advisory vote to approve executive compensation, or the “say-on-pay” vote; and

4.	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The record date for the determination of the stockholders entitled to vote at our annual meeting, and any adjournment or postponement thereof, is the close of business on March 29, 2018.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 25, 2018:

The proxy statement and our 2017 annual report are available at

http://www.edocumentview.com/RFP.

By order of the board of directors,

Jacques P. Vachon

Corporate secretary

April 6, 2018 Montréal, Québec, Canada

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Resolute Forest Products Inc. on behalf of our board of directors for the 2018 annual meeting of stockholders. The annual meeting will be held on Friday, May 25, 2018, at 10:00 a.m. (Eastern), in the Lecture Theatre of Confederation College at 1450 Nakina Drive, Thunder Bay, Ontario, Thunder Bay, Ontario, Canada. Proxy materials for the annual meeting are being mailed or will be made available on or about April 20, 2018.

When we use the terms “Resolute,” “the Company,” “we,” “us” and “our,” we mean Resolute Forest Products Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Who is entitled to vote at the annual meeting?

Owners of Resolute’s common stock at the close of business on March 29, 2018, the record date for the annual meeting, are entitled to receive the notice of annual meeting and to vote their shares at the meeting. On that date, there were 90,315,416 shares of common stock outstanding and entitled to vote and there were 3,138 holders of record. Each share of common stock is entitled to one vote for each matter to be voted on at the annual meeting.

What is the difference between holding shares as a stockholder of record and through an intermediary?

You are a stockholder of record if you own shares of common stock that are registered in your name with our transfer agent, Computershare Trust Company, N.A. If you are a stockholder of record, the transfer agent is sending these proxy materials to you directly.

If you hold shares of common stock indirectly through a broker, bank or similar institution (which we refer to as an “intermediary institution”), you are a “street name” holder and these materials are being sent to you by the intermediary institution through which you hold your shares. If you provide specific voting instructions by mail, telephone or the Internet, your intermediary institution will vote your shares as you have directed.

What do I need to do to attend the annual meeting?

Attendance at the annual meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, like a driver’s license, to attend the meeting in person. If you hold your shares in street name and you plan to attend the annual meeting, you must bring an account statement or other suitable evidence that you held shares of common stock as of the record date to be admitted to the meeting. For directions to the annual meeting, you may contact our investor relations department by following the instructions on our website at www.resolutefp.com/investors.

Any representative of a stockholder who wishes to attend must present acceptable documentation evidencing his or her authority, suitable evidence of ownership by the stockholder of common stock as described above and an acceptable form of identification. We reserve the right to limit the number of representatives for any stockholder who may attend the meeting.

What methods can I use to vote?

If you are a registered holder, you may vote:

•	By mail. Complete, sign and date the proxy card or voting instruction card and return it in the pre-paid envelope enclosed with these materials.

•

By telephone or Internet. You can vote over the telephone by calling 1-800-652-VOTE (8683) within Canada, the U.S. and its territories, 1-781-575-2300 outside Canada, the U.S. and its territories or through the Internet at www.envisionreports.com/RFP. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly. Voting will be open 24 hours a day, 7 days a week, but proxies submitted using these methods must be received by 1:00 a.m. (Central) on May 25, 2018.

•	In person. You can vote in person at the meeting. See What do I need to do to attend the annual meeting?

If you are a street name holder, you may vote:

•	By mail. By returning a properly executed and dated voting instruction form by mail, depending upon the method(s) your intermediary makes available.

•

By telephone or Internet. You can vote over the telephone or through the Internet at the number and website address indicated in your intermediary institution’s voting instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•

In person. You can vote in person at the meeting if you bring a valid “legal proxy,” which you can obtain from your intermediary institution through which you hold your shares. See What do I need to do to attend the annual meeting?

What is a broker non-vote?

If you are a street name holder, you must instruct your intermediary institution how to vote your shares. If you do not, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote, which is referred to as a “broker non-vote.” In these cases, the broker can register your shares as being “present and entitled to vote” for purposes of determining the quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange, or “NYSE.” Under those rules, your intermediary institution has discretionary voting authority to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if it does not receive voting instructions from you. But the election of directors and the advisory say-on-pay vote are non-discretionary items, and they may not be voted upon by your broker without specific voting instructions from you. Accordingly, your shares would not be voted on these matters.

Is there a list of stockholders entitled to vote at the annual meeting?

A list of stockholders of record entitled to vote at the meeting will be available for inspection at the meeting and for the ten days before the meeting for any purpose germane to the meeting during ordinary business hours at Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada from May 15, 2018, through May 24, 2018.

What is the quorum for the annual meeting?

The presence of the holders of shares of common stock representing at least one-third of the voting power of all common stock issued and outstanding and entitled to vote at the meeting, in person or by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are considered present for purposes of determining a quorum.

How will my shares be voted at the annual meeting?

At the meeting, the persons named in the proxy card or, if applicable, their substitute(s) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted:

•	FOR the election of each director nominee;

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

•	FOR the advisory resolution approving executive compensation.

Can I revoke my proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Company’s corporate secretary;

•	delivering a valid, later-dated proxy, or later-dated vote by telephone or on the Internet, before the annual meeting; or

•	voting in person at the annual meeting.

If you are a street name holder, you can submit new voting instructions by contacting your intermediary institution. All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

What are the voting requirements for the approval of each matter presented at the annual meeting?

•

Election of directors. Since the number of nominees for director is the same as the number of positions on the board to be filled, election of directors at this annual meeting is deemed “non-contested.” As a result, under our by-laws as amended in December 2014, directors are elected by a majority vote. An incumbent director nominee who does not receive a majority of the votes cast in a non-contested election shall tender his or her resignation to the board. Under our by-laws, abstentions and broker non-votes will not be considered “cast” in the election of directors, and, as a result, will not affect the outcome of the director election.

•

Ratification of PricewaterhouseCoopers LLP. The ratification of the appointment of an independent registered public accounting firm is not required under our by-laws, but we are asking as a matter of good governance. A majority of the votes present and entitled to vote at the meeting must vote to approve the ratification of PricewaterhouseCoopers LLP as our independent registered accounting firm for the 2018 fiscal year for the ratification to pass. Abstentions will have the same effect as a vote against this proposal.

•

Advisory vote on executive compensation. Under our by-laws, in order for it to pass, a majority of the votes present and entitled to vote at the meeting must vote to adopt, on an advisory basis, the resolution approving compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is necessary to meet applicable legal requirements to assert or defend claims for or against the Company or made during a contested proxy solicitation, tender offer or other change of control situation.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

What information is available via the Internet?

These documents can be found at www.edocumentview.com/RFP:

•	notice of annual meeting;

•	proxy statement;

•	2017 annual report; and

•	form of proxy.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return by mail, or submit via the Internet or by telephone, each proxy card and voting instruction card you receive. If you would like to consolidate multiple accounts at our transfer agent, please contact Computershare Trust Company, N.A. at (866) 820-6919 (toll free for Canada and the U.S.) or (781) 575-3100.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the Securities and Exchange Commission, or the “SEC,” called “householding,” pursuant to which stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the notice of annual meeting, proxy statement and our 2017 annual report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding would not in any way affect dividend check mailings, if any. If you participate in householding and wish to receive a separate copy of this notice of annual meeting and proxy statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our transfer agent. If you are a street name holder, you can request information about householding from your intermediary institution.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The board has adopted a formal set of corporate governance principles and practices, which we refer to as the “corporate governance principles.” The purpose of the corporate governance principles, which are available on our website (www.resolutefp.com/about_us/corporate_governance), is to provide a structure within which directors can effectively pursue the Company’s objectives for the benefit of stockholders and supervise the management of the Company. The corporate governance principles are guidelines intended to serve as a flexible framework within which the board may conduct its business, and not as a set of legally binding obligations.

The corporate governance principles outline the board’s responsibilities and the interplay among the board and its committees in furthering the Company’s overall objectives. The corporate governance principles note the board’s role in advising management on significant issues facing the Company and in reviewing and approving significant actions. In addition, the corporate governance principles highlight the principal roles of certain committees of the board, including:

•

the board’s selection and evaluation of senior executive officers, including the president and chief executive officer, with assistance from the human resources and compensation/nominating and governance committee, and succession planning;

•

the administration of executive and director compensation by the human resources and compensation/nominating and governance committee, with final approval of chief executive officer and director compensation by the board;

•	the selection and oversight of our independent registered public accounting firm and oversight of public financial reporting by the audit committee; and

•

the evaluation of candidates for board membership and the oversight of the structure and practices of the board, the committees and corporate governance matters in general by the human resources and compensation/nominating and governance committee, including annual assessment (collectively and on an individual basis) of board and committee effectiveness.

Our corporate governance principles also include, among other things:

•	general qualifications for board membership, including independence requirements (with, among other things, the categorical standards for board determinations of independence);

•	director responsibilities, including board and stockholder meeting attendance and advance review of meeting materials;

•	provisions for director access to management and independent advisors, and for director orientation and continuing education; and

•

an outline of management’s responsibilities, including production of financial reports and disclosures, implementation and monitoring of internal controls and disclosure controls and procedures, development, presentation and implementation of strategic plans and setting a strong ethical “tone at the top.”

Director Independence

The Company’s corporate governance principles also include standards concerning the independence of board members. Those standards are designed to comply with those established by the SEC and the NYSE. They include the following:

•

Each member of the board, except for the president and chief executive officer and, at the discretion of the board, up to two additional directors, must be independent. The definition of independence is based on the NYSE’s corporate governance standards, which also require a majority of directors to be independent, and rules established by the SEC.

•	Each member of the audit committee and the human resources and compensation/nominating and governance committee must be independent.

•

The independent directors must meet in executive session at least annually without any non-independent director or executive officer. The independent directors will also meet in executive session at the end of any board meeting at the request of any independent director. The lead director presides at these meetings.

On the basis of information solicited from each director, and upon the advice and recommendation of our human resources and compensation/nominating and governance committee, the board has determined that at the date of this proxy statement six out of the Company’s eight incumbent directors are independent, as defined in the NYSE’s corporate governance standards and our by-laws, namely: Randall C. Benson, Jennifer C. Dolan, Richard D. Falconer, Jeffrey A. Hearn, Alain Rhéaume, and Michael S. Rousseau.

In determining Mr. Hearn’s independence, both the human resources and compensation/nominating and governance committee and the full board considered that Mr. Hearn was engaged to provide consulting services on strategic projects being evaluated by the Company. The human resources and compensation/nominating and governance committee and the full board concluded that the limited nature of the services provided and the amounts paid to Mr. Hearn for such services (which did not exceed $65,000 in the aggregate in 2017) were not material and did not impair Mr. Hearn’s independence.

The board has also determined that each member of the audit committee and the human resources and compensation/nominating and governance committee satisfies the requirements for independence, including the additional independence standards under NYSE rules for audit committee members and compensation committee members. As part of these determinations, which included considering the relationships described below under Related Party Transactions, as applicable, and the categories of relationships below, the board determined that none of the independent directors has a direct or indirect material relationship with the Company other than as a director, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our corporate governance principles reflect the board’s determination that the following categories of relationships alone are not material and will not impair a director’s independence:

•

ownership of less than 5% of the equity of, or being a director of, another company that does business with the Company where the annual sales to, or purchases from, the Company are less than 5% of the annual revenues of either company;

•

ownership of less than 5% of the equity of, or being an executive officer or director of, an unaffiliated company that is indebted to the Company (or to which the Company is indebted), where the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company; and

•

serving as an officer, director or trustee of a charitable organization, where the Company’s charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts, or $20,000 per year, whichever is less.

The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for reviewing and overseeing related party transactions and conflicts of interest situations involving the Company, its directors, executive officers, the chief accounting officer, and related parties.

Code of Conduct

We have adopted a written code of business conduct that applies to all hourly and salaried employees, including our president and chief executive officer, chief financial officer and chief accounting officer, and to Company directors. The code of business conduct establishes the fundamental ethical values and standards the Company expects in the work and business activities of its employees, officers and directors.

Among other things, the code of business conduct requires that each employee and officer disclose any actual, potential or apparent conflict of interest in the manner set out in the code.

The Company’s corporate governance principles describe the policy concerning the disclosure, review and approval of conflicts of interest or related party transactions with respect to directors. The corporate governance principles, together with the code of business conduct, provide guidance to directors in handling unforeseen situations as they arise, and they provide that each director:

•	must avoid every conflict of interest with the Company and must recuse himself or herself from any board decision where a conflict of interest may exist;

•	owes a duty to the Company to advance its legitimate interests when the opportunity to do so arises;

•	must maintain confidentiality of information entrusted to him or her;

•	must comply, and oversee the compliance by employees, officers and other directors, with applicable laws, rules and regulations;

•	must deal fairly, and must oversee fair dealing by employees and officers, with the Company’s customers, suppliers, competitors and employees;

•	should promote ethical behavior; and

•	must protect the Company’s assets and ensure their efficient use.

The code of business conduct is available on our website (www.resolutefp.com/about_us/corporate_governance). The Company will post on its website any waiver or amendment to the code of business conduct.

Board Leadership Structure; Communication with Independent Directors

The Company’s business is managed under the direction of the board, with the board delegating the management of the Company to the president and chief executive officer, working with other executive officers, in a manner consistent with the Company’s objectives and in accordance with its by-laws. This delegation of authority is not intended to minimize the board’s supervisory duties, as more fully set forth in our corporate governance principles.

As board chair, Mr. Martin presides over board meetings. Because he is not considered an independent director, pursuant to our by-laws, a majority of the independent board members selected Mr. Rhéaume, an independent director, to serve as the board’s lead director. His responsibilities as such include, among other things, chairing any meeting of the independent directors in executive session.

As indicated in the Company’s corporate governance principles, it is the Company’s current intent that the chair not also concurrently hold the position of chief executive officer and, accordingly, the positions are separated. This allows the chief executive officer to focus on managing the Company, and the chair, together with the lead director, to lead the board in providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our chief executive officer is called to devote to his position, and facilitates the independent functioning of the board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the board in fostering ethical and responsible decision-making and sound corporate governance practices.

Stockholders and other interested persons that would like to communicate with the independent directors may send an e-mail to independentdirectors@resolutefp.com or send a written communication to: Resolute Forest Products Inc. Independent Directors, c/o Resolute Forest Products Corporate Secretary, 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada. The Company’s corporate secretary will forward those communications to the intended recipients and will retain copies for the Company’s records.

Regardless of the method of communication, no message will be screened or edited before it is delivered to the intended recipient(s), who will determine whether to relay the message to other members of the board.

Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by our board. The board executes its oversight responsibility for risk assessment and risk management directly through its committees, as follows:

•

Audit committee. The audit committee periodically reviews management’s plans to manage the Company’s exposure to financial risk, and reports or makes recommendations on significant issues to the board. To the extent deemed appropriate in fulfilling its responsibilities, the audit committee also discusses and considers the Company’s policies with respect to general risk assessment and risk management, major information technology and cyber-security risk exposures, and reviews contingent liabilities and risks that could be material to the Company, including major legislative and regulatory developments that could materially impact the Company’s contingent liabilities.

•

Environmental, health and safety committee. The environmental, health and safety committee reviews the Company’s outstanding and potential liabilities related to environmental, health and safety matters. It also reviews with management all significant environmental incidents or occupational accidents within the Company and any event of material non-compliance. The committee monitors the Company’s relationships with external environmental, health and safety regulatory authorities, which are critical to our business operations.

•

Finance committee. The finance committee reviews at least annually a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the Company’s subsidiaries, and related funding obligations. At least annually, the finance committee reviews the adequacy of management’s plans and processes to manage the Company and its subsidiaries’ exposure to financial risks and the Company and its subsidiaries’ insurance principles and coverage, including those associated with the use of derivatives, currency and interest rates swaps and other risk management techniques. The finance committee also reviews, as needed, the actual and projected financial situation and capital needs of the Company, including as a result of the Company’s business plan and strategy, cash plan, short-term investment policy, balance sheet, dividend policy, issuance or repurchase of Company stock and capital structure (e.g., the respective level of debt and equity, the sources of financing and equity, the Company’s financial ratios and credit rating policy).

•

Human resources and compensation/nominating and governance committee. The human resources and compensation/nominating and governance committee assists the board in discharging its responsibilities with respect to human resources strategy, policies and programs and matters relating to the use of human resources and also assists the board in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with its by-laws and in the best interests of its stockholders. The human resources and compensation/nominating and governance committee also considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards on the Company’s risk profile, and reviews all of the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The board believes that these roles are important in managing the Company’s reputational risk.

The board does not view risk in isolation. Risks are considered in virtually every business decision, including those related to the Company’s strategic plan and capital structure.

Director Qualifications and Nomination Process

We believe that each director should possess high personal and professional ethics, integrity and values, an inquiring and independent mind as well as practical wisdom, vision and mature judgment. He or she should also have substantial training and experience at the policy-making level in business, government, or education and/or expertise that is useful to the Company and complementary to the background and experience of other board members, so that an optimum balance of expertise among members on the board can be achieved and maintained. In light of other business and personal commitments, he or she should also be willing and able to devote the required amount of time to diligently fulfill the duties and responsibilities of board membership, and be committed to serve on the board over a period of years to develop knowledge about the Company’s operations.

With respect to the human resources and compensation/nominating and governance committee’s evaluation of nominee candidates, including those recommended by stockholders, the committee has no formal requirement or minimum standard for the evaluation of nominees. Rather, the committee considers each candidate on his or her own merits. But in evaluating candidates, some of the specific areas of expertise and experience that we believe to be important in light of our business are listed below; ideally, these areas should be represented by at least one board member:

•	professional services, such as lawyers, investment bankers and university professors;

•	politics/government relations;

•	management/operating experience, such as a chief executive officer, chief operating officer or senior manager; and

•	financial/accounting experience, such as a chief financial officer, certified financial analyst or professional accountant or analyst.

The applicable aspects of each director’s experience, qualifications and skills that the board considered in their nomination in light of the foregoing are included in their individual biographies below. It is also desirable that each member of the board has recent experience as a member of the board of at least one other company, preferably a public company.

While the board does not have a formal written diversity policy, the board and the human resources and compensation/nominating and governance committee advocate diversity in the broadest sense. Diversity is important because we believe a variety of points of view contribute to a more effective decision-making process. Although not specified in the charter, the human resources and compensation/nominating and governance committee actively seeks out a broad pool of candidates for board positions from diverse ethnic, race, gender and cultural background.

Stockholders who wish to submit director candidates for consideration by our human resources and compensation/nominating and governance committee at the 2019 annual meeting may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to the corporate secretary, Resolute Forest Products, 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada no earlier than February 24, 2019, and no later than March 26, 2019.

Meetings and Committees

The board met seven times in 2017. No incumbent director attended fewer than 100% of the aggregate number of regular and special meetings of the board and of the committees on which the director sits.

We expect each director to attend all regular board meetings, all meetings of the committee(s) on which the director sits and all annual and special meetings of stockholders. All the incumbent directors attended last year’s annual meeting of stockholders.

The board has adopted a written charter for each of its four standing committees: the audit committee, the human resources and compensation/nominating and governance committee, the environmental health and safety committee and the finance committee. Each committee’s charter is available on our website at www.resolutefp.com/about_us/corporate_governance.

Audit Committee

The members of the audit committee are: Jennifer C. Dolan, Richard D. Falconer, Alain Rhéaume (chair) and Michael S. Rousseau. The board has determined that each member of the audit committee is “independent” in accordance with the NYSE’s corporate governance standards, our by-laws and rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The board has determined that each member qualified as an “audit committee financial expert” in accordance with SEC rules.

The audit committee oversees our financial reporting, internal controls and audit function process on behalf of the board. Its purposes and responsibilities include:

•	Monitoring the integrity of our financial reporting process, systems of internal control and financial statements.

•	Monitoring the independence and qualifications of our independent registered public accounting firm.

•	Overseeing the audit of the Company’s financial statements.

•	Monitoring the performance of our internal audit function and independent registered public accounting firm.

•	Monitoring our compliance with legal and regulatory requirements that could have an impact on the Company’s financial statements.

•	Fostering open communications among the board, management, the independent registered public accounting firm and internal auditors.

•	Reviewing management’s plans to manage the Company’s exposure to financial risk and report or make recommendations on significant issues to the board.

•	Overseeing other matters mandated by applicable rules and regulations as well as listing standards of the NYSE.

The audit committee met eight times in 2017.

Environmental, Health and Safety Committee

The members of the environmental, health and safety committee are: Jeffrey A. Hearn (chair), Randall C. Benson, Jennifer C. Dolan, Bradley P. Martin. The environmental, health and safety committee monitors the policies, management systems and performance of the Company’s environmental and occupational health and safety matters on behalf of the board.

The primary responsibilities of the environmental, health and safety committee include:

•	Reviewing the adequacy of the environmental, health and safety programs and performance of the Company.

•	Reviewing annually the Company’s environmental, health and safety (i) vision and policies and (ii) strategies and objectives.

•	Reviewing outstanding and potential liabilities for environmental, health and safety matters.

•	Reviewing with management all significant environmental incidents or occupational accidents within the Company and any event of material non-compliance.

•	Monitoring the Company’s relationships with external environmental, health and safety regulatory authorities and with other stakeholders.

The environmental, health and safety committee met four times in 2017.

Finance Committee

The members of the finance committee are: Randall C. Benson, Richard D. Falconer (chair), Bradley P. Martin, Alain Rhéaume and Michael S. Rousseau. The primary responsibilities of the finance committee include:

•

Reviewing as needed the adequacy of management’s plans to manage the Company’s exposure to financial risk and insurance principles and coverage, including those associated with the use of derivatives, currency and interest rate swaps and other risk management techniques.

•	Reviewing as needed the actual and projected financial situation and capital needs of the Company.

•	Reviewing at least annually the Company’s tax situation and tax strategy.

•	Reviewing as needed the Company’s investor profile and related investor relations and stockholder services of the Company.

•	Reviewing potential merger, acquisition, divestiture, joint venture and other similar transactions and capital expenditure projects to be submitted to the board.

•

Reviewing at least once a year a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the Company’s subsidiaries, and related funding obligations.

Our finance committee met four times in 2017.

Human Resources and Compensation/Nominating and Governance Committee

The members of the human resources and compensation/nominating and governance committee are: Randall C. Benson, Jennifer C. Dolan, Richard D. Falconer and Michael S. Rousseau (chair). The human resources and compensation/nominating and governance committee’s primary responsibilities include:

•	Human resources and compensation

•	Reviewing from time to time and approving the structure of the Company’s executive compensation to ensure the structure is appropriate to achieve the Company’s objectives.

•	Evaluating annually the chief executive officer’s performance and compensation, and participating in such evaluation as it relates to other executive officers of the Company.

•	At least annually, working with the chair of the board and the chief executive officer to plan for chief executive officer succession and reviewing the succession planning with the board.

•	Recommending to the board the appropriate structure and amount of compensation for non-employee directors.

•	Periodically evaluating the Company’s executive incentive plans and approving proposed amendments to executive benefit plans.

•	Reviewing and approving employment, severance and change in control agreements.

•

Considering the impact of the Company’s executive compensation program and the incentives created by compensation awards on the Company’s risk profile, and reviewing all of the Company’s compensation policies and procedures.

•	Recommending to the board nominees to serve as officers of the Company.

•	Corporate governance

•	Overseeing and monitoring compliance with the Company’s code of business conduct.

•

Reviewing and overseeing related party transactions and conflicts of interest situations involving the Company, its directors, executive officers, the chief accounting officer, and related persons, in consultation with the audit committee as appropriate.

•	Developing and recommending the Company’s corporate governance principles to the board.

•	Making recommendations to the board regarding stockholder proposals and any other matters relating to corporate governance.

•	Board of directors and board committees

•	Annually evaluating the size and composition of the board.

•	Making recommendations to the board regarding any resignation tendered by a director that fails to receive a majority of the votes cast in an uncontested election.

•	Identifying and recommending qualified director candidates to the board and submitting a slate of nominees for election by stockholders at the annual meeting.

•	Considering director candidates proposed by stockholders in accordance with the Company’s by-laws.

•	Ensuring a process by which the board can assess its performance.

•	Assessing the performance of each board committee annually, including a review of board committee charters.

The human resources and compensation/nominating and governance committee met six times in 2017.

DIRECTOR COMPENSATION

Director Compensation for 2017

Name	Fees Earned or Paid in Cash(1)(2)		Stock Awards(3)		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation		Total
Randall C. Benson(4)	$37,500		$37,500	(8)	$—	$—	$10,917	(10)	$—		$85,917
Michel P. Desbiens(5)	37,500	(12)	75,000	(8)	—	—	—		—		112,500
Jennifer C. Dolan	75,000		75,000	(9)	—	—	—		—		150,000
Richard D. Falconer	90,000	(6)	75,000	(8)	—	—	—		—		165,000
Richard Garneau(7)	—		—		—	—	—		—		—
Jeffrey A. Hearn	90,000	(6)	75,000	(9)	—	—			60,668	(11)	225,668
Bradley P. Martin	225,000	(6)	75,000	(8)	—	—	44,852	(10)	—		344,852
Alain Rhéaume	120,000	(6)	75,000	(8)	—	—	—		—		195,000
Michael S. Rousseau	90,000	(6)	75,000	(8)	—	—	—		—		165,000
David H. Wilkins(5)	37,500	(12)	75,000	(9)	—	—	—		—		112,500

1.	Retainer fees of all directors were payable in cash, except those of Messrs. Benson and Martin, who elected to defer all of their cash fees under the Resolute Forest Products Outside Director Deferred Compensation Plan or “director deferred compensation plan.”

2.	The director fees are paid quarterly.

3.	On February 13, 2017, each outside director (except for Mr. Benson) was granted an equity award with an aggregate grant date fair value of $75,000 each under FASB ASC Topic 718 and covering 16,304 shares of Company common stock, subject to the Resolute Forest Products Equity Incentive Plan or “equity incentive plan.” Mr. Benson was initially elected to the board of directors at the annual meeting on May 25, 2017. On August 14, 2017, Mr. Benson was granted an equity award with an aggregate grant date fair value of $37,500 and covering 8,134 shares of Company common stock, subject to the equity incentive plan. The Company determined the number of shares by dividing the award value by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the February 13, 2017 grant date, or $4.60, or in the case of Mr. Benson, before the August 14, 2017 grant date, or $4.61.

Canadian directors received the award in the form of deferred stock units, or “DSUs,” and U.S. directors received the award in the form of restricted stock units, or “RSUs” (collectively, “2017 equity awards”). The 2017 equity awards vested in 25% tranches on the last day of each calendar quarter of 2017. The 2017 equity awards for all directors active as of December 31, 2017 were fully vested. The 2017 equity awards for Messrs. Benson, Desbiens, and Wilkins were partially vested as they served as a director for less than a full year in 2017, as described in footnotes 4 and 5 of this section. The value of each director’s 2017 equity award based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on the last trading day of the year, December 29, 2017, or $11.05 is shown in the table below under “Equity Component.”

4.	Mr. Benson was elected to the board at the annual meeting on May 25, 2017.

5.	Mr. Desbiens’ term of office expired on May 25, 2017 and he did not stand for re-election at the Company’s 2017 annual meeting. Mr. Wilkins resigned from the board of directors effective May 12, 2017 and did not stand for re-election at the Company’s 2017 annual meeting. The board of directors permitted Messrs. Desbiens and Wilkins to vest in an additional 25% of their 2017 equity awards, but they forfeited the remaining 50% unvested portion of their 2017 equity awards.

6.	Mr. Martin serves as chair of the board. However, because Mr. Martin is not an independent director under SEC standards, the board appointed Mr. Rhéaume as lead director and approved an additional retainer for his service in this capacity. The “Fees Earned or Paid in Cash” column reflects the additional fees Messrs. Martin and Rhéaume received in 2017 for these roles and additional fees Mr. Rhéaume receives as committee chair. The fees for Messrs. Falconer, Hearn and Rousseau reflect the additional fees for their roles as committee chairs.

7.	As permitted under SEC rules, all of Mr. Garneau’s compensation from the Company for 2017 is set forth in the Summary Compensation Table because he was a named executive officer in 2017.

8.	The 2017 equity awards to Messrs. Benson, Desbiens, Falconer, Martin, Rhéaume and Rousseau were in the form of DSUs.

9.	The 2017 equity awards to Ms. Dolan and Messrs. Hearn and Wilkins were in the form of RSUs.

10.	These amounts represent “premium stock units” credited to Messrs. Benson and Martin’s account under the director deferred compensation plan (as described below under Resolute Forest Products Outside Director Deferred Compensation Plan) as a result of the deferral of their 2017 fees under such plan. The amount of the premium stock units is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on the last trading day of the year, December 29, 2017, or $11.05.

11.	This amount represents fees for consulting services Mr. Hearn performed on strategic projects and performance improvement projects, as authorized by the board.

12.	Due to their departures from the board of directors mid-year, the board of directors permitted Messrs. Desbiens and Wilkins to receive half of their fees for 2017.

Cash Component

Compensation payable to the non-employee directors is based on an annual retainer fee, payable in cash in equal quarterly installments. The annual retainer fee has remained unchanged since 2011 at $75,000. In recognition of their added accountabilities, the board chair, lead director and committee chairs receive additional annual fees, payable in cash in equal quarterly installments. The additional annual fees also remained unchanged since 2011 at $150,000 for the board chair, $25,000 for the audit committee chair and $15,000 for the other committee chairs. The lead director receives an additional annual fee of $20,000. The Company reimburses all directors for reasonable expenses incurred in connection with attending board and committee meetings.

Resolute Forest Products Outside Director Deferred Compensation Plan

Non-employee directors had an opportunity to defer all or a portion of their cash fees under the director deferred compensation plan. Fees deferred pursuant to the director deferred compensation plan are credited as DSUs for Canadian directors and as RSUs for U.S. directors. The number of deferred compensation DSUs and RSUs is determined by dividing 110% of the amount of fees deferred by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the date the fees would otherwise be paid, resulting in a 10% incentive (referred to in the director deferred compensation plan as the “premium stock units”).

The following table describes how DSUs and RSUs are vested and paid under the director deferred compensation plan:

Key Provisions	DSUs under Director Deferred Compensation Plan	RSUs under Director Deferred Compensation Plan
Vesting

•  Non-premium DSUs and RSUs are always 100% vested

•  Premium DSUs and RSUs vest one-third on March 31 of the first three calendar years following the year in which they are credited, but with automatic 100% vesting upon termination of board service for any reason other than cause

Form of Payment	Lump sum payment in cash	Installment payments in cash

Timing of Payment

•  All non-premium DSUs and vested premium DSUs are paid as soon as administratively feasible after a termination of board service, unless director is subject to Section 409A of the U.S. Internal Revenue Code, the “Code”

•  If the director is subject to Code Section 409A, all non-premium DSUs and vested premium DSUs are paid by December 15 of the calendar year following the calendar year of his or her termination of board service, unless the director provides advance written notice specifying an earlier settlement date

•  Generally, one-third of all non-premium RSUs and all vested premium RSUs are paid as soon as administratively feasible after each premium RSU vesting date

•  All non-premium RSUs and vested premium RSUs are paid as soon as administratively feasible after termination of board service for any reason other than cause before scheduled payment dates

Equity Component

In addition to the cash component of the directors’ compensation, to ensure the directors’ interests are aligned with those of the stockholders, we grant annual equity-based awards to each director. The Human Resources and Compensation/Nominating and Governance Committee (“compensation committee” ) adheres to a policy that sets the annual grant date for director equity awards as the eighth trading date after the release of fourth quarter earnings. For the 2017 annual equity award, the grant date was February 13, 2017.

The 2017 annual equity award and its terms are highlighted in the Director Compensation table above and the accompanying footnotes. In addition to the terms noted above, the following table describes how the 2017 annual equity award is vested and settled:

Key Provisions	DSU Awards	RSU Awards

Vesting upon Termination of Service

•  Upon failure to be re-elected or mandatory retirement, pro rata vesting of DSUs or RSUs based on months of service in 2017

•  Upon death or disability, accelerated vesting of the tranche of DSUs or RSUs scheduled to vest at the end of the calendar quarter of the director’s termination date

•  Upon termination for cause, forfeiture of all vested and unvested DSUs or RSUs

•  Upon any other termination (including resignation), forfeiture of all unvested DSUs or RSUs

Form of Settlement	Lump sum payment in Company stock	Installment payments in Company stock

Timing of Settlement	• Vested DSUs will be settled upon termination of board service	• Generally, vested RSUs will be settled in one-third increments on March 31 of 2018, 2019 and 2020 • Accelerated settlement upon termination of service for any reason other than cause

The following table shows the stock awards (DSUs for Canadian directors and RSUs for U.S. directors) granted to the directors since their appointment on the board and the market value of each award at December 31, 2017. Each award had an initial grant value of $75,000 and covered the number of units of stock shown in the table, unless an award was prorated to reflect less than a full year of service upon initial appointment or upon termination of board service. All awards are vested. For compliance with the Company’s stock ownership guidelines, each active director continues to hold all shares at December 31, 2017.

Name(1)	Grant Date	Number of Units of Stock at Grant Date(2)	Market Value of Shares of Stock at 12/31/17 (3)
Messrs. Falconer, Hearn, Rhéaume, Rousseau and Wilkins at 12/31/17 (except as noted)	04/08/11	2,711	$29,957
	02/27/12	4,889	$54,023
	02/18/13	5,459	$60,322
	02/11/14	3,872	$42,786
	02/16/15	4,072	$44,996
	02/15/16	18,029	$199,220
Messrs. Falconer, Hearn, Rhéaume, Rousseau	02/13/17	16,304	$180,159
Mr. Wilkins	02/13/17	8,152	$90,080
Mr. Martin at 12/31/17	08/06/12	3,290	$36,355
	02/18/13	5,459	$60,322
	02/11/14	3,872	$42,786
	02/16/15	4,072	$44,996
	02/15/16	18,029	$199,220
	02/13/17	16,304	$180,159
Ms. Dolan and Mr. Desbiens at 12/31/17 (except as noted)	08/07/13	2,835	$31,327
	02/11/14	3,872	$42,786
	02/16/15	4,072	$44,996
	02/15/16	18,029	$199,220
Ms. Dolan	02/13/17	16,304	$180,159
Mr. Desbiens	02/13/17	8,152	$90,080
Mr. Benson at 12/31/17	08/14/17	8,134	$89,881

1.	Mr. Garneau’s equity awards are set forth in the Summary Compensation Table as permitted under SEC rules.

2.	Shares under the vested awards for the Canadian directors will be issued upon termination from board service. Shares under the vested awards for the U.S. directors have been issued pursuant to the award agreements, which provide for one-third of each award to be settled each year, beginning with the year after the award is vested.

3.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 29, 2017, or $11.05.

In addition, on January 9, 2011 and upon the Company’s emergence from creditor protection proceedings, Messrs. Falconer, Hearn, Rhéaume, Rousseau and Wilkins received a one-time option grant. The option award covered 9,302 shares with a $23.05 exercise price. The option award is fully exercisable with a January 9, 2021 expiration date. Option awards are not a part of the directors’ annual compensation program.

Stock Ownership Guidelines

We have established stock ownership guidelines for directors to ensure that they are also stockholders, thereby aligning their interests with those of other Company stockholders. Under the guidelines, each director must own shares of Company stock equal to three times the annual cash retainer fee ($225,000 in total as of December 31, 2017). For purposes of the guidelines, all shares directly owned and deferred stock units (whether DSUs or RSUs and whether vested or unvested) are included in the calculation. Unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, the guidelines require directors to hold all shares received upon settlement of stock units (excluding shares sold to pay taxes associated with settled shares) and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require a director who does not meet the guidelines to purchase shares with the net proceeds of any cash-settled awards. To determine whether a director has met the stock ownership requirement, the shares held by each director are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement.

As of December 31, 2017, all members of the board of directors except for Mr. Benson own sufficient shares to meet the stock ownership requirement, based on the December 29, 2017 per-share closing price of $11.05. Mr. Benson continues to hold his shares pursuant to the guidelines, but did not meet the stock ownership requirement as of December 31, 2017 given his shorter tenure on the board.

RELATED PARTY TRANSACTIONS

The Company’s corporate governance principles provide the framework under which we consider “related party transactions,” which are generally relationships and transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any director, executive officer, holder of more than 5% of our outstanding common stock or any of their immediate family members has a direct or indirect material interest. The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for implementing and overseeing policies and procedures for related party transactions and conflict of interest situations, and also reviews all related party transactions or potential conflict of interest situations involving the Company, its directors, executive officers, the chief accounting officer and related persons. The board may also create special independent committees from time to time to review certain transactions, including related party transactions. The corporate governance principles provide that directors may not enter into a transaction with the Company without first disclosing the transaction and obtaining advance approval by the board and the human resources and compensation/nominating and governance committee, and the director must recuse himself or herself from board consideration and decision on any such transaction.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis, or “CD&A,” summarizes our executive compensation philosophy and programs, the decisions made under those programs and any changes made to reflect our business objectives. While the executive compensation program is generally applicable to the president and chief executive officer and the senior vice presidents, this CD&A focuses on the compensation of our “named executive officers” for 2017:

•	Richard Garneau, president and chief executive officer

•	Jo-Ann Longworth, senior vice president and chief financial officer

•	Yves Laflamme, senior vice president, wood products, global procurement and information technology

•	Richard Tremblay, senior vice president, pulp and paper group

•	Jacques Vachon, senior vice president, corporate affairs and chief legal officer

On February 1, 2018, Mr. Laflamme was appointed president and chief executive officer and Mr. Garneau resigned from this position. Mr. Garneau’s employment with the Company will continue in the role of Special Advisor to Mr. Laflamme for a six-month period, renewable for another six-month period unless either party decides to terminate Mr. Garneau’s employment. Mr. Laflamme’s appointment and Mr. Garneau’s new role and related terms of their employment were disclosed in a Form 8-K filed on February 6, 2018. Mr. Garneau’s prior employment and change in control agreements have been superseded by the terms of his new arrangement. In accordance with SEC rules, this CD&A and the information provided in the “Tabular Disclosure of Executive Compensation” following the CD&A describe the compensation in effect for their respective positions in 2017. However, because Mr. Garneau experienced a change in his role after December 31, 2017 and did not experience a termination of employment that would have entitled him to payment under his prior agreements at December 31, 2017, the information provided under “Severance and Change in Control Arrangements” describe the potential payments under his new arrangement.

Effective March 23, 2018, Mr. Tremblay was appointed senior vice president, pulp and paper operations. Previously, he had oversight of most but not all pulp and paper mills, as well as pulp and paper sales. In this new role, Mr. Tremblay has responsibility for the operations of all pulp and paper mills, but he is no longer in charge of pulp and paper sales.

Overview of Compensation Program

Our executive compensation program is designed to meet the following objectives:

•

Attract and retain team members with superior management ability, insight and judgment who will pursue the repositioning of the Company for long-term growth, with a focus on operational excellence and the creation of a sustainable and diversified portfolio of products;

•

Motivate and reward the president and chief executive officer and the senior vice presidents for their contributions to the Company’s growth and profitability on a short- and long-term basis by linking a significant portion of the compensation package to the achievement of specific financial measures and other Company goals and objectives;

•

Encourage superior individual performance by rewarding, through limited discretionary cash awards, demonstrated effectiveness and remarkable initiatives, namely behaviors that enhance overall corporate performance; and

•	Ensure a strong alignment between executives and all stockholder interests.

To further these objectives, the following chart shows the primary compensation elements, which are further detailed under “Elements of Our Executive Compensation Program.”

In developing the executive compensation program, the compensation committee incorporates best practices, including the following:

•	Adhere to a pay-for-performance philosophy

•	Use an independent compensation consultant

•	Rigorous leadership assessments

•	Biannual comparator group reviews for compensation benchmarking purposes

•	Target compensation in line with median level for comparator group

•	Overall cap on annual incentive compensation pool
•	Stock ownership guidelines

•	Over 75% of CEO’s and close to 70% of the other named executive officers’ direct compensation is at risk

•	Double-trigger change in control provision for executives

•	Recoupment policy in place

•	Annual say-on-pay vote by shareholders regarding executive compensation

Executive Compensation Process

Role of the Compensation Committee

The compensation committee independently assesses the performance goals and objectives of the president and chief executive officer and makes recommendations to the board as to the amounts and individual elements of his total compensation. The independent directors of the board ultimately approve the final compensation package for the president and chief executive officer. For the senior vice presidents, the compensation committee evaluates and approves all elements of total compensation. The compensation committee exercises discretion as needed for a given executive’s compensation.

Since 2014, the Company implemented and uses an integrated leadership system designed to increase organizational capabilities. The leadership system is designed to:

•	Optimize the organization’s structure;

•	Clarify each employee’s role and accountabilities;

•	Provide a robust approach to evaluating employees’ demonstrated effectiveness and long-term potential;

•	Improve leadership practices to enhance each employee’s opportunity to drive success individually and, ultimately, for the Company;

•	Better link compensation to individual performance; and

•	Improve the succession-planning process.

By focusing on providing the right tools for individual success, the Company strives to provide its employees with the means to reach their full potential and, therefore, enhance shareholder value, product quality for our consumers, and the health and safety of our employees.

As part of this system, each year, the named executive officers are appraised on three elements: mastery of their basic roles, remarkable initiatives and behaviors that can have an adverse effect on their own effectiveness or that of the team. The appraisal reviews also identify areas for improvement. These reviews influence the adjustments made to the compensation amounts of the senior vice presidents.

Role of the Independent Compensation Consultant

Consistent with its authority under its charter, the compensation committee selects and retains its own independent advisors to provide guidance on the competitiveness and appropriateness of the compensation programs for the president and chief executive officer and the senior vice presidents. For 2017, the compensation committee retained Hugessen Consulting to provide this advice. In 2017, Hugessen Consulting’s aggregate fees were $35,164 (converted from Canadian dollars to U.S. dollars based on the average exchange rate for 2017, or $0.7703).

As more fully described below, Hugessen Consulting assists the compensation committee in benchmarking certain elements of the executive compensation program against the Company’s comparator groups (described below) and advises on the risk elements of the program. Hugessen also provides management advice on these matters, as directed by the chair of the compensation committee. While internal and external information and advice have been used in the ongoing assessment of the executive compensation programs, the compensation committee and the independent members of the board retained the full responsibility for all decisions related to the Company’s compensation programs and plans as well as their implementation.

Role of Management

The compensation committee and the president and chief executive officer meet to discuss his performance against the objectives established for him in the beginning of the year. The compensation committee reviews his performance and shares its evaluation with the president and chief executive officer.

The president and chief executive officer provides the compensation committee with his feedback on the performance of the other named executive officers. While the compensation committee considers the president and chief executive officer feedback and any recommendations, the compensation committee makes the final determinations of the compensation decisions for the named executive officers.

Timing of Compensation Decisions

The compensation committee evaluates total direct compensation (comprising of base salary and short-term and long-term incentives) against the median level of the Company’s comparator groups. It makes its compensation decisions on various elements at different times in the year:

February 2017	•	Recommended for approval and the independent members of the board of directors approved, the 2016 STIP payout, and the terms of the 2017 STIP
	•	Reviewed the main elements of the executive compensation program, including perquisites, to assess any changes to the program
	•	Reviewed senior management’s compliance with stock ownership guidelines

May 2017	•	Following evaluation of base salary adjustments based on performance and market data, recommended for approval and the independent members of the board of directors approved certain base salary adjustments for certain of the named executive officers

October 2017	•	Recommended for approval and the independent members of the board approved the annual equity grant for management
	•	Assessed the senior vice presidents’ performance

December 2017	•	Assessed Mr. Garneau’s performance for 2017
	•	Evaluated the compensation risk assessment

January 2018	•	Recommended for approval and the independent members of the board of directors approved the 2017 STIP payout and the terms of the 2018 STIP
	•	At management’s recommendation, discussed and decided not to approve discretionary awards to the executive team

2017 Say-on-Pay Vote

Stockholders approved our executive compensation with 80% of the votes cast in favor of the non-binding resolution approving executive compensation, or the “say-on-pay” vote, at the 2017 annual meeting of stockholders.

Setting Compensation Levels—Benchmarking Data

Our executive compensation structure adheres to a pay-for-performance framework with a mix of cash and non-cash elements. There is no formal policy for allocating a certain percentage of pay between cash and non-cash or short-term or long-term pay. The compensation committee favors a mix that is more weighted to variable pay through a short-term incentive plan (“STIP”) and a long-term equity incentive plan (“LTIP”), which puts a significant portion of compensation at risk. The following shows the intended mix for the three main elements of pay.

President and Chief Executive Officer

All Other Named Executives

The weighted mix, as shown above, is based on the following assumptions: (i) base salary in effect at December 31, 2017; (ii) a 2017 STIP target payout of 100% of base salary; (iii) the value of the annual equity grants (described below) based on 125% of base salary (225% for the president and chief executive officer); and (iv) assuming a fixed exchange rate between the Canadian and U.S. dollars throughout the year.

The compensation committee annually assesses the competitiveness of aggregate total direct compensation (base salary, target short-term incentive and long-term incentives) and each element individually for the president and chief executive officer and the senior vice presidents. To make this assessment, the compensation committee uses market data based on two comparator groups: an industry comparator group and a blended comparator group.

Industry Comparator Group		Blended Comparator Group
10 industry peers (2 Canadian companies and 8 U.S. companies)[1]:		48 companies representing a blend of 15 Canadian companies and 33 U.S. companies,[2] based on Willis Towers Watson’s databank, selected based on the forest and paper products industry and revenues in certain commodity and other industrial industries
Bemis Company Inc. Canfor Corp. Cascades Inc. Clearwater Paper Corporation Domtar Corporation Graphic Packaging Holding Company	KapStone Paper and Packaging Corporation Louisiana-Pacific Corporation Packaging Corporation of America Sonoco Products Company

1.	The compensation committee reassessed the industry comparator group in 2016 and replaced MeadWestvaco Corp., Rock-Tenn Company and Weyerhaeuser Company with Canfor Corp., Clearwater Paper Corporation and KapStone Paper and Packaging Corporation. In reassessing the industry comparator group, the group was initially developed by focusing on publicly traded companies with headquarters, operations and sales in Canada and the U.S. that are in the paper packaging, paper or forest products industry. To further narrow the industry comparator group, the company identified the companies with revenue and a total enterprise value between 1/3 to three times that of the Company’s revenue and total enterprise value. Finally, the group was refined to its final 10 companies based on peer size with a focus on paper products and packaging companies that have a majority of U.S.-based sales and substantial sales of coated papers, wood products and pulp products.

2.	In the blended comparator group, four companies appeared in both the Canadian and U.S. company groups. The 33 U.S. companies in the blended comparator group also included four of the industry comparator group companies.

Before 2015, the compensation committee historically updated the market data every year. Beginning in 2015, the compensation committee updates the information every two years. In consultation with Hugessen, because the compensation committee reassessed the comparator groups and market data in 2016, the compensation committee used the 2016 market data, adjusted by 3% when making its compensation assessments in 2017.

While total direct compensation for each named executive officer was compared against both comparator groups each time a comparable position existed in both groups, the compensation committee assessed compensation adjustments against the comparator group noted in the table below. In addition, when benchmarking to either comparator group, the comparison was made based on position and on a currency neutral basis.

The following chart shows the resulting comparisons against the respective comparator group, using salary levels in effect before the June 2017 base salary adjustments described further below under Base Salary.

Level	Comparator Group	Base Salary	Short-Term Incentive (at Target Payout)	Target Total Cash	Equity Award Value	Total Direct Compensation
President and chief executive officer	Industry[1]	Above Median	Above Median	Above Median	Below Median	Below Median

Senior vice president and chief financial officer	Blended[2]	Below Median	Above Median	Above Median	Below Median	Below Median

Senior vice president, wood products, global procurement and information technology	Industry[1]	Below Median	Above Median	Above Median	Below Median	Below Median

Senior vice president, pulp and paper group	Industry[1]	Below Median	Above Median	Above Median	Below Median	Below Median

Senior vice president, corporate affairs and chief legal officer	Blended[2]	Below Median	Above Median	Above Median	Below Median	Below Median

1.	The industry comparator group was appropriate for these positions because the positions require specific knowledge of the forest products industry to implement the Company’s strategic plans. The position for the president and chief executive officer was matched with the chief executive officer at the comparator companies. The positions for the senior vice president, wood products, global procurement and information technology and senior vice president, pulp and paper group were matched with business unit group heads among the comparator companies.

2.	The blended comparator group was appropriate for these positions because this position performs corporate functions and has a skill set that is transferable across industries.

Elements of Our Executive Compensation Program

The following highlights the elements of the Company’s executive compensation program and the basis for the elements:

Base salary

We provide senior management with a level of assured cash compensation in the form of base salary. The compensation committee considers future adjustments in base salary as a result of changes in accountabilities and performance or if other circumstances warrant a change in base salary. When considering base salary adjustments, the compensation committee takes into account each named executive officer’s demonstrated effectiveness appraisal rating for performing the expected duties of their defined roles.

When assessing the adjustments, the compensation committee also considers the base salary ranges for the comparator groups to assess each officer’s proximity to the median for the comparator groups. The updated benchmarking data showed that the base salary levels continued to be below the median level, based on the respective comparator group, for all named executive officers except for the president and chief executive officer whose base salary was approximately 20% above the median level on a dollar basis.

Following the compensation committee’s review of the benchmarking data and its performance assessment for all named executive officers, the compensation committee recommended, and the independent members of the board approved, effective June 1, 2017, base salary adjustments for the executive team as follows: a 2% base salary increase for Ms. Longworth and Mr. Tremblay and a 2.5% base salary increase for Messrs. Laflamme and Vachon. Mr. Garneau requested that the compensation committee not recommend any base salary increase for him. The compensation committee honored this request and the board did not approve a base salary adjustment for Mr. Garneau.

The compensation committee established a currency policy in 2014 to address currency fluctuations that can impact parity among its executive team. Base salary is established assuming parity in Canadian and U.S. dollars, with a portion paid in Canadian dollars and a portion paid in U.S. dollars based on the geographic location of the Company’s pulp, paper and tissue production capacity as of the prior December 31. As a result, for 2017, 52% of an executive’s salary was paid in U.S. dollars and 48% in Canadian dollars. The numbers shown in the Summary Compensation Table have been converted to U.S. dollars at exchange rates disclosed in the footnotes to the table. For 2018, the portion of base salary paid in Canadian dollars versus U.S. dollars changed slightly to 51% and 49%, respectively, based on the geographic mix of the Company’s pulp, paper and tissue production capacity as of December 31, 2017.

2017 STIP

The annual short-term incentive plan rewards all named executive officers for the achievement of the following performance measures that reflect the Company’s business strategy and factors driving shareholder value:

•	Generating targeted income from operations;

•	Controlling selling, general and administration costs, or “SG&A costs;”

•	Improving safety performance; and

•	Improving environmental performance.

The 2017 STIP primarily focused on rewarding individuals for achieving our business objectives while balancing stockholder return. Specifically, even if performance levels were achieved, the 2017 STIP contained an overall limit on the total amount that could be paid to all eligible employees as a short-term cash incentive. This limit has been a feature of the STIP since 2012 and remained set at 7% of free cash flow, which is defined as net cash provided by operating activities, less maintenance, safety and environmental capital expenditures, adjusted for cash reorganization and restructuring costs, optional pension contributions toward past service and other special items.

With the 2017 STIP, the compensation committee approved an individual payout factor of plus or minus 15% as part of the STIP design. This feature was introduced to better link pay with performance. Any individual adjustments for the executive team is subject to board approval. In addition, adjustments to individual STIP awards cannot result in an increase of the total cost of the STIP plan.

For the president and chief executive officer and the senior vice presidents, including all named executive officers, payout levels were established as a percentage of base salary (as in effect on December 31, 2017). No officer or individual was guaranteed a minimum payout under the 2017 STIP. The 2017 STIP also provided authority to the compensation committee to adjust or cancel awards under the 2017 STIP at its discretion.

2017 STIP Payout Levels (Percentage of Base Salary at 12/31/17)

Threshold	Target	Maximum
50%	100%	150%

In establishing the payout percentages, the compensation committee used benchmarking data from its comparator groups. The payout percentages have remained the same since the 2011 STIP. In general, the incentive target of 100% is above the median for our comparator groups, but, combined with the 7% of free cash flow overall limit on STIP payments plus lower base salary levels in its comparator groups, reflects the compensation committee’s adherence to conditioning a significant portion of pay on Company performance.

The table below sets forth the performance measures approved by the compensation committee for the 2017 STIP that apply to the named executive officers, the associated weight given to each measure and the business objective to which it relates.

Performance Measure	Weight	Business Objective/Core Value
Income from operations	55%	Maximizing profitability
SG&A cost control	20%	Maximizing profitability
Safety – Frequency Rate (15%) and Severity Rate (5%) of Incidents	20%	Continuous improvement of safety performance
Environmental Incidents	5%	Continuous improvement of environmental performance

All named executive officers earned a 2017 award at 126% of their annual base salary based on weighted performance measures. As a result of the overall limit of 7% of free cash flow, the 2017 STIP payouts were reduced to 68% of each named executive officer’s annual base salary.

Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Actual Payout Percentage by Performance Measure	Weight	Weighted Payout Percentage Before Overall Cap of Free Cash Flow(1)	Weighted Payout Percentage After Overall Cap of Free Cash Flow(1)
Income from operations	$170M	$212M	$255M	$222M	111%	55%	61.1%	33%
SG&A cost control	$155.8M	$150.5M	$145.2M	$146.6M	137%	20%	27.4%	15%
Safety – Frequency Rate(2)	1.0	0.90	≤70	0.67	150%	15%	22.5%	12%
Safety – Severity Rate(3)	27	24	≤20	18.25	150%	5%	7.5%	4%
Environmental Incidents(4)	No payout if > 38	≤38	25	18	150%	5%	7.5%	4%

All measures	—	—	—	—	—	—	126%	68%

1.	Expressed as a percentage of annual base salary.

2.	The frequency of safety incidents is the OSHA incident rate measured by the number of recordable incidents, multiplied by 200,000 and divided by the total number of hours worked.

3.	The severity of safety incidents is measured by the number of days lost due to lost time incidents and incidents resulting in temporary assignments or restricted work, multiplied by 200,000 and divided by the total number of hours worked.

4.	Environmental incidents are measured by the number of Class 1 & 2 environmental incidents. Class 1 environmental incidents are high severity incidents with risk of significant adverse environmental impact, contamination, liability, damage to the company’s reputation and/or legal action and fines. Class 2 environmental incidents are reportable incidents, non-administrative infractions, regulatory audit findings and conditions that have a moderate risk of potential adverse impact, contamination, liability or damage to the company’s reputation.

On January 31, 2018, the compensation committee approved the 2018 STIP with the same performance measures for corporate performance as the 2017 STIP.

Individual Discretionary Awards

The independent members of the board of directors have historically focused on rewarding achievement of certain levels of performance based on corporate measures under the short-term incentive plan. With the implementation of an integrated leadership system, they have decided to exercise their discretion in granting cash awards for individual performance on a limited basis. When granted, the awards are discretionary and intended to reward high effectiveness in an individual’s role and/or remarkable initiatives. Remarkable initiatives are measured based on three criteria: intensity, integration and innovation. At management’s recommendation, the committee did not approve any awards be granted to the executive team members for 2017.

Equity Awards

The compensation committee grants equity awards as a long-term incentive and a significant portion of an executive’s total compensation package. With a significant portion of compensation tied to equity, the compensation committee believes that executives can stay focused on maximizing stockholder value over the long term. Since 2014, the annual equity award consists of an equity mix of 50% in RSUs and 50% in PSUs. This combination emphasizes (i) the retention element of the equity awards, (ii) the “at risk” nature of the equity awards, and (iii) the tie to company performance for the PSUs.

For the named executive officers, the compensation committee made an annual equity award grant at its October meeting. It has a policy to set the grant date for annual awards in advance without regard to anticipated earnings or other major announcements and as a precaution against potential claims that equity awards are made at a time when the Company and named executive officers are in possession of material non-public information. The compensation committee policy sets the grant date for the named executive officers’ annual awards as the eighth trading date after the release of third quarter earnings. This year’s annual equity award was approved with a November 13, 2017 grant date.

The size of the equity awards is based on a percentage of salary. While the compensation committee has discretion to adjust the size of the equity awards for an executive’s performance, the compensation committee chose not to exercise this discretion in respect of the 2017 annual equity award. The independent members of the board granted Mr. Garneau an equity award with a value equal to 225% of his base salary and the other named executive officers equity awards with a value equal to 125% of their base salaries. The number of RSUs and PSUs awarded under the 2017 annual equity grant was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 13, 2017 grant date, or $8.63.

The RSU award vests 25% on December 1 of each of the four calendar years after the year of grant for a 48 month vesting period. While a three year vesting approach is more common, the longer vesting period is intended to emphasize the retention element of the awards.

In contrast, the 2017 PSU award will vest on February 28, 2021 and will be earned and payable as follows:

Using the same performance measures as those used for the STIP keeps the executive team focused on creating a sustainable and diversified portfolio of products for the long-term growth of the Company.

The equity awards contain customary provisions for accelerating vesting upon certain terminations and events, such as death and disability, all as further described in the narratives to the Summary Compensation Table. In all cases, the number of PSUs payable will be determined by actual performance results. The PSU award covers a target number of units and the number of PSUs payable will range from 0 to 150% of the target number of PSUs, subject to an individual maximum stock payout of 200,000 shares.

In addition, if a named executive officer retires, the equity awards—both RSUs and PSUs—may continue to vest. This feature is intended to attract and retain management with significant experience and encourage executives to postpone retirement. As a result, if a named executive officer retires at least six months after the grant date, he will be permitted to continue vesting in the award. For this purpose, “retirement” means the named executive officer is at least age 58 with at least two years of service, and the sum of his age and years of service equals or exceeds 62.5. In addition, the named executive officer must not be entitled to receive a severance package.

Retirement Plans and DC Make-Up Program

For 2017, the president and chief executive officer and the senior vice presidents earned retirement benefits only under a tax-qualified retirement plan, subject to either Canadian or U.S. law. The tax-qualified retirement plans are offered to all eligible employees (not just senior management), but limit the pay or contributions that may be considered pursuant to the applicable tax law. Since 2012, the Company has not offered any supplemental retirement plan that allows executives to currently accumulate, on a tax-deferred basis, additional retirement income.

However, Company contributions are limited in amount and type under the tax-qualified plans and the Company believes executives should receive the benefit of the plans without regard to the limits. For simplified administration, since 2012, under the DC Make-Up Program, the Company pays executives a cash payment equal to the Company contributions prescribed under the applicable tax-qualified plan formulas that exceed statutory limits. In addition, Canadian executives receive a cash payment equal to the employer contribution they would have received on their annual incentive awards as if the broad-based plan had provided an employer contribution on these awards. The DC Make-Up Program does not allow executives to accumulate earnings on a deferred basis. The executives pay tax on the cash payment and no gross-up or other earnings are provided on these payments. When combined with the Company contributions received under the tax-qualified plans, the named executive officers other than Mr. Tremblay each received an aggregate 2017 defined contribution program benefit totaling 10% of their compensation. Mr. Tremblay received aggregate 2017 defined contribution program benefit totaling 8.5% of his compensation.

Even though the Company does not offer any supplemental retirement benefits that accumulate on a tax-deferred basis currently to executives, Messrs. Laflamme and Vachon previously earned supplemental defined benefits under Company plans that were terminated effective upon the Company’s 2010 emergence from creditor protection proceedings. The supplemental defined benefits were reinstated under new arrangements pursuant to the plans of reorganization for Messrs. Laflamme and Vachon, and other employees who waived and forfeited all claims they had or may have had in the creditor protection proceedings in respect of any terminated supplemental retirement plan. The reinstated benefits are provided solely to honor prior contractual obligations, but with all supplemental defined benefits frozen as of December 31, 2010 based on service and earnings up to that date. None of the other named executive officers have any reinstated supplemental retirement benefits.

Benefits provided through defined benefit plans are described more fully under Pension Benefits. The defined contribution plan benefits are described under DC Make-Up Program.

Severance and Change in Control Arrangements

We believe that the Company should provide reasonable severance benefits to its employees in the event of an involuntary termination without cause. With respect to the president and chief executive officer and the senior vice presidents, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Severance benefits should help provide an opportunity for the Company and former employees to part ways in an efficient and effective manner.

In the event of a change in control, we believe that the interests of stockholders will be best served if the interests of the president and chief executive officer and the senior vice presidents are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders.

For each named executive officer except for the president and chief executive officer, severance protection is provided pursuant to the Company’s executive severance policy. Mr. Garneau’s employment and change in control agreements for his employment as president and chief executive officer provided him with severance protection the terms of which have been disclosed in required SEC filings, but he is no longer eligible for severance pursuant to those agreements. The severance pay and benefits offered under the executive severance policy and Mr. Garneau’s employment agreement as Special Advisor are described later under “Severance and Change in Control Arrangements.”

Perquisites

Perquisites are a small part of a named executive officers compensation. They are designed to give the executive officers flexibility in selecting the perquisites that are suitable to their needs for a given year, provide additional medical coverage and, if applicable, limit the executive’s tax liability to the liability in the executive’s home country. In short, the perquisites are:

•

A fixed annual allowance intended to cover expenses for fiscal and financial advice, and such other perquisites as chosen by the executive. If an executive is not covered by the Company’s Frequent Business

Travelers Policy, then the annual allowance may also be used for tax preparation fees. A fixed allowance balances the market practice of providing a certain level of perquisites with controlling costs to ensure the perquisites are not excessive.

•	Comprehensive annual medical examination as well as a medical concierge service to allow for coordination of health needs in the event of medical issues, including while traveling abroad.

•

If any of these executives are subject to taxation in both Canada and the U.S. as a result of their business travel, he or she is provided a payment under the Company’s Tax Equalization Policy generally equal to the difference between his or her respective home tax liability and actual taxes paid, as well as a gross-up on that difference.

The compensation committee has discretion to approve additional perquisites from time to time. The named executive officers are responsible for any tax consequences related to their use and receipt of the perquisites.

Other Compensation Policies

Stock Ownership Guidelines

The compensation committee adopted stock ownership guidelines for its senior vice presidents, including each of the named executive officers, and certain of its vice presidents. The ownership guideline is a multiple of the executive’s base salary. Under the guidelines, the president and chief executive officer must own shares of Company stock equal to 4.5 times base salary while the other named executive officers must own shares of Company stock equal to 2.5 times base salary. For purposes of the guidelines, all shares directly owned and unvested RSUs are included in the calculation. PSUs and unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, executives must hold all shares (excluding shares withheld for taxes) received upon settlement of RSUs and PSUs and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require an executive who does not meet the guidelines to purchase shares with the net proceeds of any cash-settled awards.

To determine whether a named executive officer has met the stock ownership requirement, each named executive officer’s base salary is converted to U.S. dollars using the exchange rate at the time of measurement, and the shares held by the named executive officer are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement. However, for each unvested RSU, the higher of the (i) grant value and (ii) fair market value of the common stock at the time of measurement is used in the calculation. The compensation committee annually reviews the extent to which the named executive officers have met the stock ownership requirement. In 2017, the named executive officers held their shares in compliance with the guidelines and met the stock ownership requirement as of December 31, 2017.

Recoupment Policy

The Company has maintained a recoupment policy since 2013, which applies to the named executive officers and all other current and former Section 16 officers of the Company. In general, excess incentive and/or equity compensation is subject to recoupment if the Company is required to restate its financial statements due to material noncompliance with a financial reporting requirement, whether or not as a result of misconduct by one or more officers covered by the policy. The Company’s recoupment policy applies a look back to recoup such compensation received during the three year period before the date on which the Company is required to prepare a restatement. The Company also has discretion to recoup incentive and/or equity compensation paid to an officer who engages in misconduct in the performance of his duties, regardless of whether the misconduct involves a restatement of its financial statements. The Company has the discretion to make all determinations under the policy.

Deductibility of Compensation — Section 162(m) of the U.S. Internal Revenue Code

In order to maintain flexibility to attract and retain qualified executives, the Company considers the deductibility rules of Section 162(m) of the U.S. Internal Revenue Code, or the “Code,” to the extent applicable, but retains the discretion to make compensation awards whether or not the compensation is deductible.

Compensation Committee Report

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Resolute Forest Products Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The independent members of the compensation committee have reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussion, the independent members of the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Michael S. Rousseau (Chair)

Jennifer C. Dolan

Randall C. Benson

Richard D. Falconer

Tabular Disclosure of Executive Compensation

The following table sets forth information concerning all compensation earned by the Company’s named executive officers for 2015, 2016 and 2017:

Summary Compensation Table

Name and Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compen- sation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Richard Garneau	2017	$1,026,647	$—	$2,331,167	$—	$698,852	$—	$187,429	$4,244,095
President and chief executive officer	2016	1,017,686	—	790,000	—	1,804,600	—	201,146	3,813,432
	2015	980,905	—	1,508,000	—	1,221,527	—	210,876	3,921,308

Jo-Ann Longworth	2017	442,418	—	562,573	—	303,573	—	78,433	1,386,997
Senior vice president and chief financial officer	2016	431,263	—	541,190	—	130,815	—	80,709	1,183,977
	2015	427,400	—	531,148	—	206,344	—	85,921	1,250,813

Yves Laflamme Senior vice president, wood products, global procurement and information technology	2017	387,643	—	493,888	—	266,510	17,689	70,396	1,236,126
	2016	375,262	—	472,800	—	114,283	98,377	72,556	1,133,278
	2015	368,278	—	459,532	—	178,517	—	78,429	1,084,756

Richard Tremblay Senior vice president, pulp and paper group	2017	385,796	—	490,201	—	264,524	—	77,355	1,217,876
	2016	376,820	—	471,582	—	113,988	—	317,113	1,279,503
	2015	351,464	—	462,836	—	179,801	—	415,737	1,409,838

Jacques Vachon Senior vice president, corporate affairs and chief legal officer	2017	348,146	—	443,565	—	239,355	216,011	62,717	1,309,794

1.	As described in the CD&A, in 2017, 52% of each named executive officer’s base salary was paid in U.S. dollars and 48% was paid in Canadian dollars. Amounts paid in Canadian dollars have been converted to U.S. dollars using the exchange rate on the applicable payroll date.

2.	Amounts in these columns reflect the aggregate grant date fair value under FASB ASC Topic 718 of RSUs and the target level of PSUs, respectively, awarded to the named executive officers under the 2017 annual equity award that are settled in stock. The following shows the grant date values for RSU awards and target PSU awards, as well as the grant date value for the 2017 PSU awards based on the maximum level of payout.

Name	2017 Annual RSU Award	2017 Annual Target PSU Award	Total 2017 Equity Awards	2017 Annual Maximum (150% of Target PSU Award)
Richard Garneau	$1,165,584	$1,165,583	$2,331,167	$1,726,000
Jo-Ann Longworth	281,287	281,286	562,573	421,929
Yves Laflamme	246,944	246,944	493,888	370,416
Richard Tremblay	245,105	245,104	490,209	367,656
Jacques Vachon	221,783	221,782	443,565	332,673

The 2017 annual equity awards granted to each named executive officer represents a percentage of the named executive officer’s base salary at the grant date: 225% for Mr. Garneau and 125% for Ms. Longworth and Messrs. Laflamme, Tremblay and Vachon. The number of RSUs and PSUs awarded was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 13, 2017 grant date, or $8.63. The number of RSUs and target PSUs granted are shown below under the “Grants of Plan-Based Awards.” Each 2017 PSU award is subject to a maximum stock payout of 200,000 shares to any one individual. In 2017, Mr. Garneau received his entire annual equity award in stock-settled units, the value of which is shown exclusively in this column. This differs from the 2015 and 2016 grants which explain the variances between the amounts shown in this column year over year. Portions of this 2015 and 2016 equity awards will settle in cash and the value of such cash-settled units are reflected in the “Non-Equity Incentive Plan Compensation” columns for 2015 and 2016, as further detailed in the Company’s 2016 proxy statement filed on April 6, 2017.

3.	Amounts shown for 2017 reflect annual cash incentive awards earned under the 2017 STIP. For all named executive officers, amounts earned reflect a percentage of the named executive officer’s base salary as of December 31, 2017, applying the Company’s currency policy with allocations between Canadian and U.S. dollars established as of January 1, 2017. The portion of bonus payable in Canadian dollars was converted to U.S. dollars using the average exchange rate for Canadian to U.S. dollars for 2017, or $0.7703.

4.	Amounts in this column reflect increases in the actuarial present value of benefits for Messrs. Laflamme and Vachon under applicable Canadian registered (i.e., tax-qualified) and Canadian supplemental pension plans established by Resolute FP Canada Inc. or Resolute, the “pension plans,” using discount rate and life expectancy assumptions consistent with those used in the Company’s financial statements. The values of Canadian pension plan benefits for both Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate prevailing as of December 31, 2017, the date of the balance sheet included in the Company’s annual report on Form 10-K for the year ended the same date, or $0.7955. The changes in the actuarial present value of the benefits for 2017 for Messrs. Laflamme and Vachon are attributable to the change in the discount rate for 2017 and the interest growth under the pension plans. All benefits under the pension plans were frozen on or before December 31, 2010. Pursuant to the plans of reorganization, as of the Company’s December 9, 2010 emergence from creditor protection proceedings, all supplemental retirement plans were terminated, and the Company established new supplemental retirement plans to reinstate the benefits for participants who waived and forfeited any and all claims they had or may have had in the creditor protection proceedings in respect of any terminated supplemental retirement plan. Additional discussion of pension benefits is provided after the “Pension Benefits for 2017” table below.

5.	Amounts in this column include the following basic company contributions allocated on behalf of the named executive officers pursuant to the Defined Contribution Retirement Plan for Non-Unionized Employees of Resolute Forest Products (the registered defined contribution plan) and additional cash payments to the named executive officers under the DC Make-Up Program equal to (i) company contributions under the registered plan formulas in excess of statutory limits, and (ii) the employer contribution they would have received on their annual incentive awards as if the registered plan had provided an employer contribution on these awards:

Name	Basic Company Contribution	Additional Cash Payment
Richard Garneau	$11,400	$122,755
Jo-Ann Longworth	11,256	46,382
Yves Laflamme	11,232	39,232
Richard Tremblay	22,950	19,531
Jacques Vachon	11,263	34,060

For all named executive officers other than Mr. Tremblay, the cash payments shown above and the perquisite allowances next described were established in Canadian dollars and have been converted to U.S. dollars using the average exchange rate for Canadian to U.S. dollars for 2017, or $0.7703. The cash payment and the perquisite allowance were paid in U.S. dollars to Mr. Tremblay.

Additional perquisites include (i) a perquisite amount of $37,545 for Mr. Garneau, $12,000 for Mr. Tremblay, and $9,011 for all other named executive officers covering personal transportation, fiscal/financial advice, etc., (ii) a comprehensive annual medical examination with a value up to $4,622 for Mr. Garneau and his spouse and up to $2,311 for Ms. Longworth and Messrs. Laflamme, Tremblay and Vachon and their spouses (if any), (iii) an annual medical referral with a value up to $770 for all named executive officers and their spouses and dependents (if any), (iv) a medical concierge service with a value of $1,155 for all named executive officers, (v) coverage under the Company’s broad-based welfare benefit programs for salaried employees, (vi) parking for all named executive officers, and (vii) annual membership dues for two private clubs for Mr. Garneau and one private club for Ms. Longworth and Messrs. Laflamme, Tremblay and Vachon which memberships are used for business purposes only.

Finally, for Mr. Tremblay, the amount in this column includes a $1,849 payment under the Company’s Tax Equalization Policy, as described in the CD&A, in respect of his total compensation, which was subject to taxation in the U.S. and Canada.

Grants of Plan-Based Awards

Name	Equity Award Grant Date	Date of Board Approval of Equity Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard Garneau	11/13/2017	10/30/2017								135,062	1,165,584
	11/13/2017	10/30/2017				67,531	135,062	200,000	(2)		1,165,583
	n/a	n/a	520,558	1,041,116	1,561,674

Jo-Ann Longworth	11/13/2017	10/30/2017								32,594	281,287
	11/13/2017	10/30/2017				16,297	32,594	48,891			281,286
	n/a	n/a	226,124	452,248	678,372

Yves Laflamme	11/13/2017	10/30/2017								28,615	246,944
	11/13/2017	10/30/2017				14,308	28,615	42,923			246,944
	n/a	n/a	198,517	397,033	595,550

Richard Tremblay	11/13/2017	10/30/2017								28,402	245,105
	11/13/2017	10/30/2017				14,201	28,401	42,602			245,104
	n/a	n/a	197,038	394,075	591,113

Jacques Vachon	11/13/2017	10/30/2017								25,699	221,783
	11/13/2017	10/30/2017				12,850	25,699	38,549			221,782
	n/a	n/a	181,135	362,269	543,404

1.	The amounts shown in these columns represent the “Threshold,” “Target” and “Maximum” payout potential under the 2017 STIP before application of the aggregate payout limit of 7% of free cash flow, which could reduce the payout on STIP awards despite achievement of the applicable performance measures. Amounts actually earned by the named executive officers under the 2017 STIP are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The payout potential is based on the named executive officers’ base salaries as of December 31, 2017 (expressed in U.S. dollars based on the exchange rate for Canadian to U.S. dollars as of that date, or $0.7955).

2.	Amounts shown in these columns represent the potential number of shares of Company stock that could vest pursuant to the 2017 PSU award if the average STIP payment percentage for corporate measures for 2018, 2019 and 2020 (disregarding application of the aggregate payout limit of 7% of free cash flow) meets the annual “Threshold,” “Target” or “Maximum” performance levels established for the 2018, 2019 and 2020 STIP, as further described in the CD&A. Each 2017 PSU award is subject to a maximum stock payout of 200,000 shares to any one individual.

3.	Amounts shown in this column show the number of RSUs awarded in 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following table provides additional detail to the quantitative information and footnotes set forth in the Summary Compensation Table and Grants of Plan-Based Awards table above.

Long-Term Incentive Compensation — Equity Awards

The following table describes key provisions of the RSUs and PSUs and the effect of a named executive officer’s termination before the applicable vesting dates:

Key Provisions	RSU Awards	PSU Awards

General Provisions

Vesting and Settlement	25% on December 1 of each of the four calendar years after the year of grant as long as the executive remains employed through the applicable vesting dates	100% on February 28, 2021 as long as the executive remains employed through that date

Dividend Equivalents	Additional RSUs and PSUs will be credited on unvested RSUs and PSUs, respectively, representing a number that is equivalent to any dividends that the Company may declare on its stock.

Payout Value	Each RSU has a value equal to one share of stock	The number of shares of Company stock earned and vested will equal (i) the average of the actual payout percentage determined for achievement of the corporate measures under the STIP for the three calendar year period after the grant date (“performance period”) (disregarding any limit of free cash flow), multiplied by (ii) the number of PSUs granted in the 2017 annual equity award

Termination for Cause / Resignation Before Age 55

Vesting and Settlement	All unsettled RSUs will be canceled	All unsettled PSUs will be canceled

Retirement On or After May 13, 2018 (Six Month Anniversary of Grant Date)

Vesting	RSUs continue to vest on each vesting date through December 1, 2021	PSUs continue to vest through February 28, 2021 as if executive remained employed through that date

Settlement	RSUs are settled following each vesting date	PSUs are settled on February 28, 2021 based on average actual payout percentage for corporate measures under STIP for the performance period

Key Provisions	RSU Awards	PSU Awards

Retirement Before May 13, 2018 / Resignation On or After Age 55 / Involuntary Termination Without Cause

Vesting	Pro rata vesting of RSUs equal to (i) the total number of RSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed since the grant date and the denominator of which is 48, including the portion that has already vested	Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed since the grant date and the denominator of which is 39

Settlement	RSUs are settled following the retirement or termination date	PSUs are settled on February 28, 2021 pro rata based on average actual payout percentage for corporate measures under STIP for the performance period

Death or Disability

Vesting and Settlement upon Death or Disability On and After January 1, 2018

•  Pro rata vesting of RSUs equal to (i) the total number of RSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed since the grant date until the next vesting date following the date of death or disability and the denominator of which is 48, including the portion that has already vested

•  RSUs are settled following the death or disability date

•  Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from the grant date through December 31 of the year of death or disability and the denominator of which is 39*

•  PSUs are settled by the immediately following March 15, pro rata based on average actual payout percentage for corporate measures under STIP for the completed STIP years before payout

*   If event occurs from grant date through December 31, 2017, the fraction’s numerator is the number of months elapsed from the grant date through December 31, 2018 with settlement by March 15, 2019 based on average actual payout percentage for corporate measures under STIP for 2018

Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2017

			Option Awards				Stock Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(11)
Name			Exercisable	Unexercisable
Richard Garneau	01/09/2011	(2)	9,302	—	$23.05	01/09/2021	—		$—
	11/06/2013	(2)	132,061	—	15.66	11/06/2023	—		—
	11/06/2014		—	—	—	—	14,544	(3)	160,711
	11/06/2014		—	—	—	—	58,177	(4)	642,856
	11/09/2015		—	—	—	—	74,436	(5)	822,518
	11/09/2015		—	—	—	—	148,873	(6)	1,645,047
	11/14/2016		—	—	—	—	217,161	(7)	2,399,629
	11/14/2016		—	—	—	—	289,548	(8)	3,199,505
	11/13/2017		—	—	—	—	135,062	(9)	1,492,435
	11/13/2017		—	—	—	—	135,062	(10)	1,492,435

Jo-Ann Longworth	11/03/2011	(2)	26,166	—	16.45	11/03/2021	—		—
	11/08/2012	(2)	48,377	—	11.41	11/08/2022	—		—
	11/06/2013	(2)	35,635	—	15.66	11/06/2023	—		—
	11/06/2014		—	—	—	—	3,639	(3)	40,211
	11/06/2014		—	—	—	—	14,557	(4)	160,855
	11/09/2015		—	—	—	—	17,610	(5)	194,591
	11/09/2015		—	—	—	—	35,222	(6)	389,203
	11/14/2016		—	—	—	—	51,378	(7)	567,727
	11/14/2016		—	—	—	—	68,505	(8)	756,980
	11/13/2017		—	—	—	—	32,594	(9)	360,164
	11/13/2017		—	—	—	—	32,594	(10)	360,164

Yves Laflamme	01/09/2011	(2)	24,092	—	23.05	01/09/2021	—		—
	11/03/2011	(2)	6,354	—	16.45	11/03/2021	—		—
	11/08/2012	(2)	21,228	—	11.41	11/08/2022	—		—
	11/06/2013	(2)	22,898	—	15.66	11/06/2023	—		—
	11/06/2014		—	—	—	—	3,118	(3)	34,454
	11/06/2014		—	—	—	—	12,472	(4)	137,816
	11/09/2015		—	—	—	—	15,236	(5)	168,358
	11/09/2015		—	—	—	—	30,473	(6)	336,727
	11/14/2016		—	—	—	—	44,886	(7)	495,990
	11/14/2016		—	—	—	—	59,848	(8)	661,320
	11/13/2017		—	—	—	—	28,615	(9)	316,196
	11/13/2017		—	—	—	—	28,615	(10)	316,196

Richard Tremblay	11/03/2011	(2)	11,483	—	16.45	11/03/2021	—		—
	11/08/2012	(2)	17,937	—	11.41	11/08/2022	—		—
	11/06/2013	(2)	13,435	—	15.66	11/06/2023	—		—
	11/06/2014		—	—	—	—	2,803	(3)	30,973
	11/06/2014		—	—	—	—	11,214	(4)	123,915
	11/09/2015		—	—	—	—	15,346	(5)	169,573
	11/09/2015		—	—	—	—	30,692	(6)	339,147
	11/14/2016		—	—	—	—	44,770	(7)	494,709
	11/14/2016		—	—	—	—	59,694	(8)	659,619
	11/13/2017		—	—	—	—	28,402	(9)	313,842
	11/13/2017		—	—	—	—	28,401	(10)	313,831

			Option Awards				Stock Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(11)
Name			Exercisable	Unexercisable

Jacques Vachon	01/09/2011	(2)	25,203	—	23.05	01/09/2021
	11/03/2011	(2)	21,606	—	16.45	11/03/2021	—		—
	11/08/2012	(2)	37,064	—	11.41	11/08/2022	—		—
	11/06/2013	(2)	26,652	—	15.66	11/06/2023	—		—
	11/06/2014		—	—	—	—	2,721	(3)	30,067
	11/06/2014		—	—	—	—	10,887	(4)	120,301
	11/09/2015		—	—	—	—	13,296	(5)	146,921
	11/09/2015		—	—	—	—	26,593	(6)	293,853
	11/14/2016		—	—	—	—	40,312	(7)	445,448
	11/14/2016		—	—	—	—	53,750	(8)	593,938
	11/13/2017		—	—	—	—	25,699	(9)	283,974
	11/13/2017		—	—	—	—	25,699	(10)	283,974

1.	The equity awards made to the named executive officers that were outstanding as of December 31, 2017 were the stock options granted in 2011 through 2013, the RSUs granted in 2014 through 2017, and PSUs granted in 2014 through 2017 under the equity incentive plan. As described in the CD&A, in 2014, the compensation committee retained the grant of RSUs on generally the same terms as the 2011 through 2013 awards, but replaced stock options with PSUs. RSUs and PSUs were again granted in 2017 on generally the same terms as the 2014 through 2016 awards.

2.	These awards are fully vested and exercisable.

3.	Vests ratably in one-fourth tranches on each anniversary of the grant date: November 6, 2018. The first three tranches vested November 6, 2015, November 6, 2016 and November 6, 2017.

4.	The award became 100% vested on February 28, 2018, with the number of shares paid out dependent on performance conditions as described in the narrative disclosure to the Summary Compensation Table. Based on the average STIP payout for 2015-2017 (before the 7% of free cash flow limit), 85.28% of the PSUs granted in 2014 were paid out.

5.	Vests ratably in one-fourth tranches on each anniversary of the grant date: November 9, 2018 and November 9, 2019. The first two tranches vested November 9, 2016 and November 9, 2017.

6.	Unvested until February 28, 2019. The award will become 100% vested on February 28, 2019, with the number of shares paid out dependent on performance conditions as described in the narrative disclosure to the Summary Compensation Table. Because of the application of the equity incentive plan’s individual maximum payout of 200,000 shares, Mr. Garneau will receive a payout of a maximum of 51,127 shares with any remaining payout to be made in cash per his amended award agreement.

7.	Vests ratably in one-fourth tranches on each anniversary of the grant date: November 14, 2018, November 14, 2019 and November 14, 2020. The first tranche vested November 14, 2017. For Mr. Garneau, per his amended equity award agreement, the first tranche of 72,387 shares of his 2016 award were settled in cash.

8.	Unvested until February 29, 2020. The award will become 100% vested on February 29, 2020, with the number of shares paid out dependent on performance conditions as described in the narrative disclosure to the Summary Compensation Table. Pursuant to his amended award agreement, Mr. Garneau will receive any payout in cash and no shares will be issued to him.

9.	Vest ratably in one-fourth tranches on December 1 of each calendar year following the year of grant: December 1, 2018, December 1, 2019, December 1, 2020 and December 1, 2021.

10.	Unvested until February 28, 2021. The award will become 100% vested on February 28, 2021, with the number of shares paid out dependent on performance conditions as described in the narrative disclosure to the Summary Compensation Table.

11.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 29, 2017, or $11.05.

Option Exercises and Stock Vested for 2017

The options that were exercisable in 2017 were those awarded under the emergence equity award, approved upon emergence with a January 9, 2011 grant date, and under the 2011 through 2013 annual equity awards. None of the named executive officers exercised options in 2017.

The number of shares acquired on the vesting of outstanding RSUs granted under the 2013 through 2016 annual equity awards, and the value realized on the applicable vesting dates, are set forth in the following table.

	Stock Awards
	2013 Annual Equity Award		2014 Annual Equity Award		2015 Annual Equity Award		2016 Annual Equity Award			Aggregate number of shares acquired on vesting in 2017	Aggregate value realized on vesting in 2017
Name	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting		Value realized on vesting
Richard Garneau	16,128	$137,491	14,544	$123,988	37,218	$324,727	—	(1)	$—	67,890	$586,206
Jo-Ann Longworth	4,352	37,101	3,639	31,022	8,806	76,832	17,127		154,143	33,924	299,098
Yves Laflamme	3,728	31,781	3,118	26,581	7,618	66,467	14,962		134,658	29,426	259,487
Richard Tremblay	1,640	13,981	2,803	23,896	7,673	66,947	14,924		134,316	27,040	239,140
Jacques Vachon	3,255	27,749	2,722	23,205	6,648	58,004	13,438		120,942	26,063	229,900

1.	Per Mr. Garneau’s amended equity award agreement, 72,387 units of his 2016 RSU award were settled in cash. These units had total value of $651,483.

Compensation Risk Assessment

Annually, the Company, through an internal committee, assesses whether any elements of the Company’s compensation policies and practices encourage excessive and unnecessary risk-taking, and, if so, whether the level of risk encouraged is reasonably likely to have a material adverse effect on the Company. The internal committee is composed of the senior vice president and chief financial officer; the senior vice president, corporate affairs and chief legal officer; the senior vice president, human resources; and members of the human resources staff. At inception, Hugessen Consulting provided input into the process and elements to review and provided information on market best practices. The process identified the compensation plans and practices and related key features, assessed the risk related to each of them (taking into account enterprise risk) and compared the plan and practices with market best practices. In 2017, Hugessen Consulting provided updated information on market best practices and the internal committee concluded that no changes to the Company’s compensation policies and practices were advisable. The compensation committee and Hugessen Consulting reviewed and commented on the internal committee’s findings.

Following this review, we believe that the design of our compensation policies and practices encourages employees to remain focused on both our short-term and long-term goals, and the compensation programs are not reasonably likely to have a material adverse effect on the Company. For example, the issuance of PSUs in the annual equity grant aligns the executive team with the STIP metrics over a multi-year period, including overlapping performance periods.

Pension Benefits

This section describes the accumulated benefits, if any, of each of the named executive officers under Company-sponsored defined benefit pension plans. The table below shows the present value of accumulated benefits, if any, payable to each of the named executive officers, including the number of years of service credited to them under each applicable plan. The benefits were determined using the discount rates and life expectancy assumptions consistent with those used in the Company’s financial statements.

Pension Benefits for 2017

Name(2)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Richard Garneau	n/a	—	$—	$—
Jo-Ann Longworth	n/a	—	—	—
Yves Laflamme	Registered Plan (Canada)	28.51	1,387,519	—
	Supplemental Plan (Canada)	28.51	1,933,594	—
Richard Tremblay	n/a	—	—	—
Jacques Vachon	Registered Plan (Canada)	11.58	715,915	—
	Supplemental Plan (Canada)	25.50	2,884,688	—

1.	The present value of accumulated benefits under the Canadian registered and supplemental pension plans sponsored by Resolute FP Canada Inc. or Resolute is determined based on the assumptions used in the Company’s financial statements, as described in Note 14 of the Consolidated Financial Statements, except that each named executive officer’s retirement age was assumed to be the earliest age upon which an unreduced pension is payable under the plan(s) in which he was a participant as of December 31, 2017, the benefits are based on service and earnings before January 1, 2011 and the values of Canadian pension plan benefits for Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2017, the date of the balance sheet included in the Company’s annual report on Form 10-K for the year ended the same date, or $0.7955. These assumptions are further described in the narratives below.

2.	Ms. Longworth and Messrs. Garneau and Tremblay do not have accrued benefits in any Company-sponsored defined benefit pension plans. Instead, their retirement benefits are provided exclusively through the Company’s registered plan and the DC Make-Up Program. Retirement benefits for Messrs. Laflamme and Vachon for current service are similarly provided exclusively through these arrangements after December 31, 2010. The DC Make-Up Program is further described below.

The following discussion describes the terms of the pension plans applicable to Messrs. Laflamme and Vachon for service and earnings before January 1, 2011. No other named executive officer has pension benefits accrued under defined benefit pension plans (either registered or the reinstated supplemental plans, both as described below).

Before their pension benefits were frozen as described below, Messrs. Laflamme and Vachon earned benefits under Canadian pension plans that were either registered or non-registered. A “registered plan” means the plan is intended to be qualified for favorable tax treatment under the Canadian Income Tax Act, or the “Income Tax Act.” In contrast, a “non-registered plan” is not qualified for this favorable tax treatment and provides to a select group of management and highly compensated employees additional pension benefits that cannot be provided under the registered plans because of statutory limitations or an overall benefit that is offset by the benefit provided under the registered plan.

Pursuant to the plans of reorganization, the non-registered plans were terminated and those accumulated benefits were reinstated under new non-registered plans, “the 2010 Canadian DB SERPs,” for certain participants, including Messrs. Laflamme and Vachon. The reinstated benefits were frozen as to benefit service and earnings (but not vesting service) as of December 31, 2010.

Messrs. Laflamme and Vachon have pension benefits payable under legacy Abitibi Canadian pension plans (now sponsored by Resolute FP Canada Inc.). Pension benefits under the 2010 Canadian DB SERPs were frozen for Messrs. Laflamme and Vachon effective December 31, 2010. However, the maximum pension payable from a registered plan under the Income Tax Act is indexed annually and it impacts what is payable between the 2010

Canadian DB SERPs and the registered plan. The following describes the pension benefits payable under these plans.

The reinstated accrued benefits provided to Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs are determined pursuant to a traditional pension plan formula based on years of credited service and a percentage of final average compensation. The 2010 Canadian DB SERPs provide an overall pension benefit that is offset by the benefit payable under the registered plans, including any registered plan benefits that have been commuted. The registered plans limit the amount of the pension benefit payable due to statutory constraints.

Pension Formula

These Canadian pension plans generally provide total pension benefits equal to 2% of final average compensation multiplied by years of credited service with the Company and its related entities, up to 35 years of service. As a result of the benefit service freeze described above, the pension benefits for Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs take into account their years of credited service through December 31, 2010.

Compensation used under the formulas depends on the period for which years of service are credited. For years of credited service through December 31, 2008, final average compensation is the sum of (i) average monthly base salary based on the best 60 consecutive months of base salary within the last 120 months and (ii) the best five annual incentive awards in the last 10 years. For years of credited service after December 31, 2008, final average compensation is the average of the 5 highest consecutive calendar years of eligible earnings in the last 10 years. Eligible earnings in a given calendar year is the sum of the base salary and the incentive award paid under an annual incentive plan (excluding any special incentive awards unless authorized by the Company). The paid incentive award component is capped at 125% of the target incentive award of each year.

Beginning January 1, 2009 through December 31, 2010, Messrs. Laflamme and Vachon were required to contribute to the Abitibi registered plan. Their contributions were equal to 5% of their pensionable earnings up to the U.S. compensation limit ($245,000 in 2009 and 2010). Contributions were credited with interest at the average net rate of return of the pension fund of the Abitibi registered plan over the preceding two calendar years.

Once participants attain age 55, they can retire early. The total pension payable is unreduced if the participant retires at age 58 and the sum of his age and years of service is at least 80. If a participant is not eligible for an unreduced benefit and has completed 20 years of service, the total pension payable is reduced by 6% for each year (or 0.5% for each month) between his retirement date and the date he would have attained age 58 and the sum of his age and years of service would have equaled at least 80 had he continued employment. Messrs. Laflamme and Vachon are both eligible to retire early with unreduced pension benefits.

Time and Form of Payment

The legacy Abitibi Canadian pension plans provide for payment in an annuity with a participant option to select payment among different types of annuities, any of which will provide monthly payments for the life of the participant and his spouse, if any. For the Canadian executives who are not subject to U.S. tax law, the annuities can generally be secured by a letter of credit pursuant to a retirement compensation arrangement without adverse tax consequences to the executive and the Company has established security protocols. At the executive’s age 55, the Company will undertake to secure the executives’ supplemental retirement benefits by a letter of credit. The Company has secured the Canadian DB SERP benefits of Mr. Laflamme. It has not secured a letter of credit for Mr. Vachon’s benefits.

Assumptions for Pension Benefits Table Value

The accrued benefit amounts identified in the Pension Benefits table above show the present value of the future monthly payments if calculated as a lump sum. A discount rate and mortality table providing for current life expectancies are used to calculate the present value amount as of December 31, 2017. The discount rate and mortality table used are the same as those used for our financial statements, which are a 3.5% discount rate and the 2014 Private Sector Canadian Pensioner’s Mortality Table including a decrease of the rates of 5.7%, projected generationally using Scale B, and no assumption for pre-retirement mortality. Benefits were calculated assuming retirement on the date an executive attains age 58 with the sum of his age and years of service equaling at least 80 (or current age, if older). In addition, the final average earnings used for the calculation of the accumulated benefit as of December 31, 2017, as shown in the Pension Benefits table, are: for years of service credited through December 31, 2008, Mr. Laflamme, $324,497 and Mr. Vachon, $397,898; and for years of service credited after December 31, 2008, Mr. Laflamme, $290,443 and Mr. Vachon, $370,739.

Severance and Change in Control Arrangements

The following is a discussion of the policies and arrangements to which a named executive officer becomes subject upon certain termination events, with or without a change in control of the Company. During 2017, all named executive officers except Mr. Garneau were covered by the Company’s executive severance policy. Severance protection for Mr. Garneau was provided under his employment agreement and, in the case of a termination with a change in control, a separate change in control agreement. As described in the CD&A, on February 1, 2018, Mr. Garneau resigned from the position of president and chief executive officer and has transitioned to Special Advisor to Mr. Laflamme, who was appointed president and chief executive officer. With this transition, Mr. Garneau’s prior employment and change in control agreements have been superseded by the terms of his new arrangement. Mr. Garneau did not experience a termination of employment that would have entitled him to payment under his prior agreements at December 31, 2017. As a result, the information below describes his potential payments under his new arrangement. Mr. Garneau is not eligible for severance under his new arrangement. Rather, if Mr. Garneau is terminated without cause during the 6 month term of his arrangement (or during any subsequent 6 month renewal term), he will receive his salary for the balance of his term. Also, if he is terminated without cause during the first six months of his arrangement, he will be entitled to continued vesting under the retirement provisions of his 2017 equity award as if he had remained employed until May 13, 2018.

The material terms of the executive severance policy are described below. In all cases, to be eligible to receive severance benefits, the named executive officers (other than Mr. Garneau who is no longer eligible for severance) must agree to certain restrictive covenants intended to mitigate the competitive disadvantage that would result from losing executive talent to competitors of the Company in exchange for the receipt of severance. The executive severance policy requires eligible executives to protect confidential information. In addition, to receive benefits under the executive severance policy, an eligible executive must sign a release containing non-compete, non-solicitation and confidentiality covenants.

The executive severance policy, in both a change in control or non-change in control context, does not provide any enhanced benefits in the form of, for example, subsidized continued health coverage or tax-gross ups.

Key Provisions	Executive Severance Policy

Termination Without Cause (No Change in Control)
Severance pay

•  Lump sum payment equal to 6 weeks of eligible pay per year of continuous service, with a minimum of 52 weeks and a maximum of 104 weeks

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements

Termination Without Cause or for Good Reason On or After Change in Control
Severance pay	Same severance pay as when there is no change in control

Potential Payments Upon Termination

	Base Salary ($)(4)	Avg. of Last Two STIP Awards ($)(5)	Regular Cash Incentive Awards ($)		Equity Awards ($)(7)		Outplacement Benefits ($)	Total Post Termination Payment & Benefit Value ($)
Richard Garneau(1)

Company initiated (not for cause) termination of employee with or without a change in control(3)	108,715	—	698,852		8,415,731	(8)	—	9,223,298	(11)

Retirement	—	—	698,852		6,470,252	(9)	—	7,169,104

Death	—	—	698,852		3,376,439	(10)	—	4,075,291

Long-Term Disability(2)	—	—	—		—		—	—

Jo-Ann Longworth

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control (3)	452,248	168,580	303,573		673,376	(8)	19,887	1,617,664	(12)

Retirement	—	—	—	(6)	673,376	(9)	—	673,376

Death	—	—	303,573		1,541,851	(10)	—	1,845,424

Long-Term Disability	—	—	303,573		1,541,851	(10)	—	1,845,424

Yves Laflamme

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control (3)	794,066	292,800	266,510		584,015	(8)	19,887	1,957,278	(12)

Retirement	—	—	266,510		1,539,342	(9)	—	1,805,852

Death	—	—	266,510		1,341,702	(10)	—	1,608,212

Long-Term Disability	—	—	266,510		1,341,702	(10)	—	1,608,212

Richard Tremblay

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control (3)	394,075	146,895	264,524		573,263	(8)	5,800	1,384,557	(12)

Retirement	—	—	—	(6)	—	(9)	—	—

Death	—	—	264,524		1,326,309	(10)	—	1,590,833

Long-Term Disability	—	—	264,524		1,326,309	(10)	—	1,590,833

Jacques Vachon

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control (3)	724,538	258,429	239,355		516,190	(8)	19,887	1,758,399	(12)

Retirement	—	—	239,355		1,364,576	(9)	—	1,603,931

Death	—	—	239,355		1,193,919	(10)	—	1,433,274

Long-Term Disability	—	—	239,355		1,193,919	(10)	—	1,433,274

1.	As described in the narrative above, the amounts shown are for terminations on February 1, 2018 under Mr. Garneau’s new arrangement as Special Advisor effective as of the same date.

2.	Mr. Garneau is not eligible for long-term disability because he is over the age 65.

3.	If Mr. Garneau had been terminated without cause as of February 1, 2018, he would have received (i) his salary for the 6-month term pursuant to his new arrangement, (ii) his STIP payment for 2017 and (iii) continued vesting under the retirement provisions of his equity awards, including his 2017 equity awards as if he had remained employed until May 13, 2018.

Amounts shown for the other named executive officers are pursuant to the Company’s executive severance policy. If Ms. Longworth or Messrs. Laflamme, Tremblay or Vachon had terminated employment for good reason on December 31, 2017, within 12 months following a change in control, they would have received the pay and benefits under the Company’s executive severance policy described above. Notably, the amounts payable upon an eligible termination following a change in control are the same as the amounts payable upon an involuntary termination without cause absent a change in control. Also, as noted in the CD&A, Mr. Laflamme was appointed president and chief executive officer effective February 1, 2018. The terms of his employment, including the provisions for any severance with or without a change in control, are governed by new employment and change in control agreements, the material terms of which were disclosed in a Form 8-K filed on February 6, 2018.

4.	For Mr. Garneau, his base salary amount is expressed in U.S. dollars based on a ratio of 51% payable in Canadian dollars and 49% payable in U.S. dollars, which is the geographic mix of the Company’s pulp, paper and tissue production capacity as of December 31, 2017 and applies for 2018, as described in the CD&A. The portion payable in Canadian dollars was converted to U.S. dollars using the exchange rate as of February 1, 2018, or $0.8156. For the other named executive officers, base salary amounts are expressed in U.S. dollars based on a ratio of 52% payable in U.S. dollars and 48% payable in Canadian dollars, as described in footnote 1 to the Summary Compensation Table. The portion payable in Canadian dollars was converted to U.S. dollars using the exchange rate as of December 31, 2017, or $0.7955.

5.	For disclosure purposes, the amounts shown for Ms. Longworth and Messrs. Laflamme, Tremblay and Vachon are based on the average of their 2015 and 2016 regular incentive awards paid and subject to the formula for eligible pay under the executive severance policy. Specifically, based on their years of service and the minimum and maximum amounts payable under the policy, Ms. Longworth and Mr. Tremblay would receive one times their average STIP awards and Messrs. Laflamme and Vachon would receive two times their average STIP awards.

6.	Neither Ms. Longworth nor Mr. Tremblay met the criteria for retirement under the STIP as of December 31, 2017. As a result, no STIP would be payable for a retirement on December 31, 2017.

7.	For Mr. Garneau, the value of RSUs and PSUs is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on February 1, 2018, or $8.15. For the other named executive officers, the value of RSUs and PSUs is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 29, 2017, or $11.05. There is no value realized on any outstanding options a named executive officer may hold because the December 29, 2017 closing price is less than the applicable exercise price. For PSUs, the value is also based on the actual payout percentage for corporate measures under the 2015, 2016 and 2017 STIP before application of the aggregate 7% limit of free cash flow projected through 2020.

8.	For Mr. Garneau, at February 1, 2018, assumes continued vesting of RSUs and PSUs under the 2014, 2015, 2016 and 2017 annual equity awards. For Ms. Longworth and Messrs. Laflamme, Tremblay and Vachon, assumes one month of pro rata vesting of RSUs under the 2014, 2015, 2016 and 2017 annual equity awards and pro rata vesting of PSUs under the 2014, 2015, 2016 and 2017 annual equity awards. The number of RSUs and PSUs that would vest upon a termination without cause is as follows:

	Mr. Garneau	Ms. Longworth	Mr. Laflamme	Mr. Tremblay	Mr. Vachon
RSUs	441,204	3,143	2,738	2,708	2,436
PSUs	591,401	57,796	50,114	49,171	44,278

9.	For Ms. Longworth, assumes one month of pro rata vesting of RSUs under the 2014, 2015, 2016, and 2017 annual equity awards and pro rata vesting of PSUs under the 2014, 2015, 2016 and 2017 annual equity awards because Ms. Longworth has attained age 55, but did not meet the criteria for retirement under the LTIP on December 31, 2017. For Messrs. Garneau, Laflamme and Vachon, assumes continued vesting of RSUs and PSUs under the 2014, 2015 and 2016 equity awards and pro rata vesting of the 2017 annual equity awards. The number of RSUs and PSUs that would vest upon retirement is as follows:

	Mr. Garneau	Ms. Longworth	Mr. Laflamme	Mr. Vachon
RSUs	311,769	3,143	40,149	35,435
PSUs	482,127	57,796	99,158	88,056

Mr. Tremblay would not have been entitled to any equity awards as of December 31, 2017 because he has not attained age 55 and did not meet the criteria for retirement under the LTIP.

10.	Assumes immediate vesting of the next tranche of RSUs under the 2014, 2015, 2016 and 2017 annual equity awards, and pro rata vesting of PSUs under the 2014, 2015, 2016 and 2017 annual equity awards. The number of RSUs and PSUs that would vest upon death or disability is as follows:

	Mr. Garneau	Ms. Longworth	Mr. Laflamme	Mr. Tremblay	Mr. Vachon
RSUs	157,915	37,720	32,852	32,501	29,232
PSUs	256,372	101,814	88,569	87,527	78,815

11.	Mr. Garneau’s termination payments would have been subject to excise tax under Section 4999. Mr. Garneau would have been responsible for payment of the excise tax (and all federal, state and local taxes) on his severance payment and would not have been entitled to a gross-up payment. Consequently, the total number shown does not reflect the estimated amount of the excise tax.

12.	To the extent Ms. Longworth or Messrs. Laflamme and Vachon were subject to U.S. taxation in 2017, they would not have been subject to the change in control excise tax under Section 4999 of the Code. Mr. Tremblay, who was subject to U.S. taxation similarly would not have been subject to the change in control excise tax under Section 4999 of the Code. In no event would they have been entitled to gross-up payments in respect of such tax pursuant to the executive severance policy or their individual award agreements.

CEO PAY RATIO DISCLOSURE

Our employee population was measured on October 1, 2017 and consisted of approximately 7,699 individuals, split between Canada and the U.S. We have excluded all employees in all other countries as permitted by the SEC rules under the de minimis rule since such employees represent less than 5% of our total employees. The excluded population comprised of the following: 4 from the United Kingdom; 2 from Brazil; 1 from Belgium; 1 from Singapore.

The compensation definition used to determine our median employee was cash compensation – this included base pay, cash incentives, overtime and cash perquisites. For most employees, we used 2016 cash compensation as reported on 2016 income tax slips. For employees hired in 2016, but before April 1, 2016, we annualized their 2016 cash compensation. For all other employees, we annualized their 2017 year-to-date cash compensation.

To find the median of the annual total compensation of all our employees (other than our CEO), we used a commonly accepted random sampling methodology on our employee population. We conducted our analysis using a sample of 380 employees (95% confidence interval and ±5% precision).

Using this methodology, we identified our median employee and calculated the elements of the employee’s annual total compensation for fiscal 2017 in accordance with the requirements to be in the amount of $62,344. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table – $4,244,095. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is therefore 68 to 1.

INFORMATION ON STOCK OWNERSHIP

The following table includes all stock-based holdings, as of March 29, 2018, of: each of our directors and named executive officers; our directors and executive officers as a group; and all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Holder	Number of Shares of Common Stock Beneficially Owned		Percent of Class(1)
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	30,548,190	(2)	34.0%
Donald Smith & Co., Inc. 152 West 57th Street New York, New York 10019	6,917,484	(3)	7.7%
Chou Associates Management Inc. 110 Sheppard Avenue, Suite 301, Box 18 Toronto, Ontario M2N 6Y8 Canada	7,190,395	(4)	8.0%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,113,603	(5)	5.7%
Alpine Investment Management, LLC 8000 Maryland Avenue, Suite 700 Saint Louis, Missouri 63105	5,189,490	(6)	5.8%
Randall C. Benson	17,934	(7)	*
Jennifer C. Dolan	45,112	(8)	*
Richard D. Falconer	64,638	(9)	*
Richard Garneau	265,685	(10)	*
Jeffrey A. Hearn	64,638	(11)	*
Yves Laflamme	99,050	(12)	*
Jo-Ann Longworth	166,774	(13)	*
Bradley P. Martin	51,026	(14)	*
Alain Rhéaume	64,638	(15)	*
Michael S. Rousseau	84,638	(16)	*
Richard Tremblay	74,809	(17)	*
Jacques Vachon	141,772	(18)	*
Directors (including nominees) and executive officers as a group (14 persons)	963,023		1%

*	Less than 1%

1.

Based on 90,315,416 shares of outstanding common stock as of March 29, 2018. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have beneficial ownership of the shares of common stock that the person has the right to acquire within 60 days of the date of determination, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, all the shares the person or persons has (have) the right to acquire within 60 days, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options, are deemed to be outstanding but are deemed not to be outstanding for the purpose of computing the percentage ownership of any other person. All numbers listed represent sole investment and voting power unless otherwise indicated.

2.	Based on an amended Schedule 13D filed on December 22, 2016, by V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, Fairfax Financial Holdings Limited, FFHL Group Ltd., Fairfax (Barbados) International Corp., Wentworth Insurance Company Ltd., TIG Insurance (Barbados) Limited, Fairfax (US) Inc., Clearwater Insurance Company, Zenith National Insurance Corp., Zenith Insurance Company, TIG Holdings, Inc., TIG Insurance Company, Odyssey US Holdings Inc., Odyssey Re Holdings Corp., Odyssey Reinsurance Company, Hudson Insurance Company, Hudson Specialty Insurance Company, Newline Holdings UK Limited, Newline Corporate Name Limited, Crum & Forster Holdings Corp., The North River Insurance Company, United States Fire Insurance Company, RiverStone Holdings Limited, RiverStone Insurance Limited, RiverStone Insurance (UK) Limited, CRC Reinsurance Limited, Northbridge Financial Corporation, Northbridge Commercial Insurance Corporation, Northbridge General Insurance Corporation, Northbridge Personal Insurance Corporation, Federated Insurance Company of Canada, Brit Limited, Brit Insurance Holdings Limited, Brit Insurance (Gibraltar) PCC Limited, and Brit Syndicates Limited.

3.	Based on a Schedule 13G filed on February 12, 2018, by Donald Smith & Co., Inc. and Donald Smith Long/Short Equities Fund, L.P. Donald Smith & Co., Inc. reports having sole voting power over 6,381,484 shares and Donald Smith Long/Short Equities Fund, L.P. reports having sole voting power over 20,565 shares, and both report having sole dispositive power over 6,917,484 shares.

4.	Based on an amended Schedule 13G filed on February 13, 2017, by Chou Associates Fund, Chou Associates Management Inc., Chou Asia Fund, Chou Bond Fund, Chou RRSP Fund, Chou Opportunity Fund, Chou Income Fund, Chou America Management, Inc., and Francis S. M. Chou.

5.	Based on an amended Schedule 13G filed on February 12, 2018, by The Vanguard Group.

6.	Based on an amended Schedule 13G filed on February 13, 2018, by ACR Alpine Capital Research, LLC, Alpine Investment Management, LLC, Alpine Private Capital, LLC, Alpine Partners Management, LLC, MQR, L.P., ACR Multi-Strategy Quality Return (MQR) Fund, and Nicholas V. Tompras. ACR Alpine Capital Research, LLC, Alpine Investment Management, LLC, and Nicholas V. Tompras each report having shared voting and shared dispositive power over 5,189,490 shares; Alpine Private Capital, LLC reported having shared voting and shared dispositive power over 726,533 shares; Alpine Partners Management, LLC and MQR, L.P. each report having shared voting and shared dispositive power over 84,000 shares; and ACR Multi-Strategy Quality Return (MQR) Fund reported having shared voting and shared dispositive power over 108,700 shares.

7.	Includes 9,800 shares of common stock acquired in open market purchases and held indirectly through R&J Benson Investments Ltd. and 8,134 vested DSUs.

8.	Includes 29,682 vested RSUs.

9.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options and 55,336 vested DSUs.

10.	Includes 14,069 vested RSUs and 141,363 shares of common stock that can be acquired by exercising vested stock options.

11.	Includes 9,302 shares of common stock that can be acquired by exercising stock options and 29,682 vested RSUs.

12.	Includes 2,981 vested RSUs and 74,572 shares of common stock that can be acquired by exercising vested stock options.

13.	Includes 18,181 vested RSUs and 110,178 shares of common stock that can be acquired by exercising vested stock options.

14.	Represents 51,026 vested DSUs.

15.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options and 55,336 vested DSUs.

16.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options, 55,336 vested DSUs, and 20,000 shares of common stock acquired in open market purchases.

17.	Includes 42,855 shares of common stock that can be acquired by exercising vested stock options.

18.	Includes 2,677 vested RSUs and 110,525 shares of common stock that can be acquired by exercising vested stock options.

MANAGEMENT PROPOSALS

Item 1 — Vote on the Election of Directors

Composition of the Board

The board fixed the board size at eight members; each of the eight current members of the board is standing for reelection to hold office until the 2019 annual meeting of stockholders. Each director nominee has been recommended for election by the human resources and compensation/nominating and governance committee and approved and nominated for election by the board. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Each director nominee has consented to serve if elected. Should any director nominee be unable to stand for election at the annual meeting, proxies will be voted in favor of such other person, if any, recommended by the human resources and compensation/nominating and governance committee and designated by the board.

Pursuant to our by-laws, as amended in December 2014, if any director nominee fails to receive a majority of the votes cast in an uncontested election of directors, such as the 2018 annual meeting, that director must promptly tender his or her resignation to the board. The human resources and compensation/nominating and governance committee will make a recommendation to the full board whether or not to accept the resignation. The board will publicly announce its decision regarding a tendered resignation within 90 days from the date the results of the election are certified.

Board Recommendation

The board unanimously recommends a vote FOR the election to the board of each of Randall C. Benson, Jennifer C. Dolan, Richard D. Falconer, Jeffrey A. Hearn, Yves Laflamme, Bradley P. Martin, Alain Rhéaume, and Michael S. Rousseau. What follows is biographical information for each nominee and the qualifications considered in nominating each of them to the board.

Nominees

Randall C. Benson Age: 58 Director since: 2017

Mr. Benson has served on the Company’s board since the 2017 annual meeting of stockholders.

He has been the principal of R.C. Benson Consulting Inc. since October 1999, providing strategic analysis, management, financial and operational restructuring and recapitalization expertise to companies, including those considered distressed or underperforming. From May 2012 to August 2016, Mr. Benson was also Co-Lead of the National Restructuring practice (Canada) at KPMG LLP. In addition, Mr. Benson has experience in finance, distribution and logistics, sales, and general management gained through various roles he has held in operating companies, including as the chief financial officer of public and private companies Call-Net Enterprises Inc. (which owned Sprint Canada Inc.) and Beatrice Foods Inc., and as divisional president of Parmalat Canada’s Dairy Group.

Mr. Benson has also previously served as a director of Cinram International Income Fund, Hollinger Inc. (“Hollinger”), Sun-Times Media Group Inc., Terra Nova Acquisition Corp., Beatrice Foods Inc., and Cybersurf Corporation. Mr. Benson does not currently serve on any other public company board.

Director qualifications:

•  Management/operating experience — experienced director and executive for various public and private companies

•  Professional services & financial/accounting experience — experienced executive and special advisor in connection with mergers and acquisitions, financings, and operational and financial restructurings

Jennifer C. Dolan Age: 71 Director since: 2013

Ms. Dolan has served on the Company’s board since the 2013 annual meeting of stockholders.

She retired from The New York Times Company in 2012 after a 33-year career, the last ten of which she spent as vice president of forest products, where she managed paper procurement and oversaw its equity investments in two paper mills, including as a member of the board of Donohue Malbaie Inc., while it was a joint venture with the Company. Before then, she held a number of executive and senior finance roles. Ms. Dolan is a certified public accountant, and a member of the American Institute of Certified Public Accountants. She serves on no other public company board.

Director qualifications:

•  Management/operating experience — experienced executive, representing one of the largest consumers of newsprint in North America

•  Professional services & financial/accounting experience — certified public accountant

Richard D. Falconer Age: 73 Director since: 2010

Mr. Falconer has served on the Company’s board since we emerged from creditor protection on December 9, 2010, which we refer to as the “emergence date.”

He was vice chairman and managing director of CIBC World Markets Inc. until he retired in 2011. He joined Wood Gundy (now a division of CIBC World Markets Inc.) in 1970; his previous roles include financial analyst, director of research and co-head of investment banking. He has experience advising companies in the forest products industry.

Mr. Falconer serves as a board member of Chorus Aviation Inc. (TSX) and is chairman of Jaguar Mining Inc. (TSX). Jaguar Mining filed for creditor protection under the Companies’ Creditors Arrangement Act (Canada) in December of 2013 and emerged from creditor protection on April 22, 2014. Mr. Falconer is a board member for a number of not-for-profit organizations. Mr. Falconer has been Managing Director at Lazard Canada Inc. since September 2016, and before that was a Senior Partner at Verus Partners & Co. from April 2014 to September 2016.

Director qualifications:

•  Professional services & financial experience — senior position in Canadian investment banking industry

•  Management/operating experience — former vice chairman and managing director of a large Canadian investment banking firm

Jeffrey A. Hearn Age: 66 Director since: 2010

Mr. Hearn has served on the Company’s board since the emergence date.

He retired from International Paper in April 2009, where he served as project executive with responsibility for implementing the company’s expanded manufacturing and market presence in Brazil. Before this assignment, Mr. Hearn held various other general business management, operations management and technology management positions in the U.S. and Canada, including as head of International Paper’s coated paperboard business. He was president and chief executive officer of Weldwood of Canada from 2000 to 2002, and has also served as chair of the Paperboard Mfg. and Converting Section of the American Forest Products Association and former vice-chair of the Forest Products Association of Canada. He was also Industry CEO representative for the B.C. Forest Products Forest Practices Reform Initiative.

He serves on no other public company board of directors.

Director qualifications:

•  Management/operating experience — experienced executive officer with large publicly-held forest products industry companies

•  Politics/government relations — experienced executive officer with trade associations in the forest products industry

Yves Laflamme Age: 61 Director since: 2018

Mr. Laflamme was appointed president and chief executive officer and a member of the Company’s board on February 1, 2018.

He previously held various positions at the Company, including as senior vice president, wood products, global procurement and information technology, from January 2011 to January 2018; senior vice president, wood products, from October 2007 to January 2011; senior vice president, woodlands and sawmills of Abitibi-Consolidated Inc. from 2006 to October 2007; and as vice president, sales, marketing and value-added wood products operations of Abitibi-Consolidated from 2004 to 2005. He is a 37-year veteran of the industry, as well as of Resolute and its predecessor companies.

Mr. Laflamme currently serves as chairman of the Resolute-LP Engineered Wood joint ventures, a Board member of Toundra Greenhouse and an Executive Team member of the Quebec Forest Industry Council. He is a past chairman of the Canadian Wood Council.

Director qualifications:

•  Management/operating/sales and logistics experience — experienced senior executive officer with large publicly-held forest products company

•  Financial/accounting—charted professional accountant

Bradley P. Martin Age: 58 Director since: 2012

Mr. Martin has served on the board since the 2012 annual meeting of stockholders.

Since March 9, 2012, he has served as vice president for strategic investments with Fairfax Financial Holdings Limited. He had been its vice president and chief operating officer since January 2007, and its corporate secretary since 2002. Before joining Fairfax in 1998, he was a partner with Torys LLP, a leading Canadian business law firm, specializing in mergers and acquisitions and securities law.

Mr. Martin currently serves as a member of the boards of Eurobank Ergasias S.A. (Athens Stock Exchange) and a private company. He has served in the last five years on the boards of Bank of Ireland (London Stock Exchange), Ridley Inc. (TSX), Imvescor Restaurant Group Inc. (TSX) and The Brick Ltd. (TSX).

Director qualifications:

•  Professional services & financial experience — former chief operating officer of a Canadian financial services company; former partner with a Toronto-based law firm

•  Management/operating experience — experienced executive officer with large publicly-traded company

Alain Rhéaume Age: 66 Director since: 2010

Mr. Rhéaume has served on the Company’s board since the emergence date.

He is founder and a managing partner at Trio Capital Inc. Before then he was executive vice president and president of Fido, a subsidiary of Rogers Wireless Communications Inc., a role he assumed when Microcell Telecommunications Inc. was acquired by Rogers. Mr. Rhéaume was president and chief operating officer and previously served as chief financial officer of Microcell. Previously, Mr. Rhéaume was associate deputy minister of finance from 1987 to 1992 and deputy minister of finance from 1992 to 1996 in the provincial government of Québec.

He currently serves as a director of SNC-Lavalin Group Inc. (TSX) and Boralex Inc. (TSX). He has served in the last five years on the boards of the Canadian Investors Protection Fund, the Canadian Public Accountability Board, Redline Communications Group Inc. (TSX), Diagnocure Inc. (TSX), Kangaroo Media Inc. (TSX Venture Exchange; no longer a public company), Boralex Power Income Fund (TSX) and other private companies.

Director qualifications:

•  Politics/government relations and financial/accounting experience — various senior finance positions with the government of the province of Québec and chief financial officer of a publicly traded company

•  Management/operating experience — several senior executive positions in the hi-tech industry

Michael S. Rousseau Age: 60 Director since: 2010

Mr. Rousseau has served on the Company’s board since the emergence date.

He has been executive vice president and chief financial officer of Air Canada since October 2007. He was named Canada’s CFO of the Year™ for 2017 by Financial Executives International Canada (FEI Canada), PwC Canada and Robert Half. He served as president of Hudson’s Bay Company from 2006 to 2007, and as executive vice president and chief financial officer from 2001 to 2006. Prior to joining Hudson’s Bay Company in 2001, he held senior executive financial positions at other large international corporations, including Moore Corporation in Chicago, Silcorp Limited and the UCS Group (a division of Imasco Limited).

Mr. Rousseau currently serves on the board of EnerCare Inc. (TSX).

Director qualifications:

•  Management/operating experience — experienced executive with large publicly-traded companies

•  Professional services & financial/accounting experience — currently chief financial officer with Canada’s largest airline; chartered professional accountant (named Fellow by the Canadian Institute of Chartered Accountants, Ontario)

Item 2 — Vote on the Ratification of the Appointment of PricewaterhouseCoopers LLP

The audit committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Our organizational documents do not require that our stockholders ratify the appointment of the independent registered public accounting firm, but we do so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain PwC, but still may retain them. Even if the appointment is ratified, the audit committee may change, in its discretion, the appointment at any time if it determines that it would be in the best interests of our Company and our stockholders to do so.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee’s policy is to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm, including audit-related, tax and other services. The audit committee pre-approved all audit and permissible non-audit services provided by PwC in 2017.

The Company’s chief financial officer, chief accounting officer (or another officer designated by the board) and the independent registered public accounting firm must submit to the audit committee a request to provide any service that requires pre-approval. Each request must include a statement as to whether the independent registered public accounting firm and the submitting officer view the provision of the requested services as consistent with the SEC’s rules on auditor independence. The request must be sufficiently detailed to enable the audit committee to precisely identify the services requested. The audit committee may delegate pre-approval authority to its chair or one or more other committee members, but not to management. Any committee member with delegated authority must report all pre-approval decisions to the audit committee at its next scheduled meeting.

Other Information

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

Fees paid. The following table contains certain information on the fees paid to PwC for professional services rendered in the years ended December 31, 2017, and 2016, converted from Canadian to U.S. dollars at the average exchange rate in the applicable year.

Fee category	2017 fees	2016 fees
	(in thousands)
Audit fees	$2,499	$2,375
Audit-related fees	68	63
Tax fees	44	16
All other fees	72	69

Total fees	$2,683	$2,523

•

Audit fees. Audit fees consist of fees billed for professional services rendered in respect of the audits of annual consolidated financial statements and internal control over financial reporting for the years indicated, review of interim consolidated financial statements included in quarterly reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

•	Audit-related fees. Audit-related fees consist primarily of fees for other attestation engagements in respect of the fiscal years indicated.

•	Tax fees. Tax fees in each of 2017 and 2016 consisted primarily of tax compliance services for certain of our subsidiaries.

•	All other fees. All other fees in each of 2017 and 2016 consist mainly of translation services for the Company’s periodic reports.

Board Recommendation

The board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2018 fiscal year. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR ratification of the appointment.

Item 3 — Advisory Vote to Approve Executive Compensation

Rule 14a-21 under the Exchange Act requires that we give our stockholders the ability to cast a non-binding advisory vote on the compensation of our named executive officers. This vote is commonly referred to as the “say-on-pay” vote. At our 2017 annual meeting, a majority of stockholders voted, consistent with the recommendation of the Company’s board of directors, to hold a stockholder advisory vote on a resolution to approve the compensation of the Company’s named executive officers annually. Accordingly, we intend to continue to provide annual say-on-pay votes.

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the board believes, serve to promote the creation of long-term stockholder value and to position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation and short-term and long-term incentive awards is designed to enable the Company to attract and retain top quality executive talent while, at the same time, creating a close relationship between performance and compensation. Our human resources and compensation/nominating and governance committee and the board believe that the design of the program and the compensation awarded to our named executive officers thereunder fulfill this objective.

We are asking for stockholder approval of the compensation of our named executive officers, as we have disclosed in this proxy statement in accordance with SEC rules. The compensation disclosures are contained under the heading Compensation Discussion and Analysis, the compensation tables and the narrative discussion accompanying the compensation tables. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, the board is requesting your approval of the following non-binding resolution:

RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for this annual meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, the other related tables and the accompanying narrative.

This vote is advisory and therefore not binding on the Company, our human resources and compensation/nominating and governance committee, or the board. Nevertheless, the board and human resources and compensation/nominating and governance committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the Company’s compensation programs.

Board Recommendation

The board unanimously recommends a vote FOR the approval of the Company’s executive compensation. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR this proposal.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors oversees our financial reporting, internal controls and audit function process on behalf of the board. The Company’s management is responsible for the financial statements and for maintaining effective internal control over financial reporting.

In carrying out its oversight responsibilities, the audit committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2017. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB.” The audit committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee has discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board that the audited financial statements for the year ended December 31, 2017, be included in the Company’s 2017 annual report on Form 10-K for filing with the SEC.

Alain Rhéaume (chair)

Jennifer C. Dolan

Richard D. Falconer

Michael S. Rousseau

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file reports of holdings and transactions in common stock with the SEC. Those persons are also required to furnish the Company with copies of all section 16(a) reports they file, which we post on our website at resolutefp.mediaroom.com/sec-filings.

As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing section 16 reports on their behalf. Based on a review of the copies of such reports and on written representations from the Company’s directors and executive officers, the Company believes that all section 16(a) filing requirements applicable to the Company’s directors, executive officers and stockholders were complied with during the most recent fiscal year, except that a Form 3 filing inadvertently was not timely filed to report the opening balance for Mr. Dorban upon being appointed as chief accounting officer of the Company and one Form 4 filing for Mr. Tremblay was not timely filed for one transaction that occurred in 2017 and one Form 4 filing for Ms. Longworth was not timely filed for two transactions that occurred in 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the human resources and compensation/nominating and governance committee during 2017 was an officer or employee of the Company during 2017 or at any time in the past nor had reportable transactions with the Company. During 2017, none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer serving as a member of the Company’s board of directors or compensation/nominating and governance committee.

OTHER BUSINESS

There is no other matter that the board currently intends to present, or has reason to believe others will present, at the annual meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 21, 2018. Proposals should be addressed to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8 but instead is sought to be presented directly at the 2019 annual meeting be made by way of a “notice of business,” as further described in the by-laws. To be timely, the notice of business must be delivered personally or mailed to, and received at, our principal executive offices, addressed to the corporate secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, a notice of business must be received no earlier than February 24, 2019 and no later than March 26, 2019. The notice of business should be addressed to the corporate secretary, Resolute Forest Products, 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada.

ADDITIONAL INFORMATION

We will furnish, without charge to a stockholder, a copy of the annual report on Form 10-K (including the financial statements and financial schedules incorporated by reference therein but not including the exhibits, which are available upon payment of a reasonable fee) for the year ended December 31, 2017, filed with the SEC. A copy of the report can be obtained upon written request to the Company at Corporate Secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada. The annual report on Form 10-K and all of the Company’s filings with the SEC can be accessed through our website at resolutefp.mediaroom.com/sec-filings.

. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMM ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 1:00 a.m., Central Time, on May 25, 2018. Vote by Internet • Go to www.envisionreports.com/RFP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Call 1-781-575-2300 outside of the USA, US territories & Canada on a Using a black ink pen, mark your votes with an X as shown in X touch tone telephone. Standard rates will apply. this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The board recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of directors: For Against Abstain For Against Abstain For Against Abstain + 01—Randall C. Benson 02—Jennifer C. Dolan 03—Richard D. Falconer 04—Jeffrey A. Hearn 05—Yves Laflamme 06—Bradley P. Martin 07—Alain Rhéaume 08—Michael S. Rousseau For Against Abstain For Against Abstain 2. Ratification of PricewaterhouseCoopers LLP appointment 3. Advisory vote to approve executive compensation (“say-on-pay”) B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1PCF 37221 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02S39G

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — RESOLUTE FOREST PRODUCTS INC. Resolute Forest Products Inc. 111 Robert-Bourassa Boulevard, Suite 5000 Montreal, Quebec H3C 2M1, Canada    Proxy solicited by Resolute Forest Products Inc. on behalf of the board of directors for the 2018 annual meeting of stockholders to be held on May 25, 2018. Yves Laflamme and Jacques P. Vachon (the “proxies”), or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present at the 2018 annual meeting of stockholders of Resolute Forest Products Inc. to be held on May 25, 2018 and at any adjournment or postponement thereof. The proxies shall vote subject to the direction indicated on the reverse side of this proxy card. If no such direction is indicated, the proxies will vote as the board of directors recommends. The proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournment or postponement thereof.    The board of directors recommends a vote FOR all the nominees listed, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year, and FOR approval of the Company’s executive compensation. (Items to be voted appear on reverse side.)